UNTIED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Definitive Additional Materials

Soliciting Material Pursuant to Section 240.14a-12

BOK FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 16, 2016

To Our Shareholders:

The Annual Meeting of Shareholders of BOK Financial Corporation will be held this year on Tuesday, April 26, 2016, at 2:00 p.m. Central Time as a virtual meeting of shareholders. You will be able to participate in the meeting, vote, and submit questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/BOKF2016 and entering your secure control number, which can be found on the enclosed proxy card. Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement. Also enclosed is our Annual Report to Shareholders, covering the fiscal year ended December 31, 2015.

We hope that you will be able to attend this meeting via live webcast, but all shareholders, whether or not they expect to attend the meeting, are requested to complete, date and sign the enclosed proxy and return it in the enclosed envelope as promptly as possible.

Sincerely,

George B. Kaiser, Chairman of the
Board of Directors

Steven G. Bradshaw, President and
Chief Executive Officer

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on April 26, 2016

To Our Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of BOK Financial Corporation (the “Company” or “BOK Financial”), an Oklahoma corporation, will be held via live webcast at www.virtualshareholdermeeting.com/BOKF2016 on April 26, 2016, at 2:00 p.m. Central Time, for the following purposes:

1.	To fix the number of directors to be elected at twenty (20) and to elect twenty (20) persons as directors for a term of one year or until their successors have been elected and qualified;

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2016;

3.	To consider an advisory vote to approve the compensation of the named executive officers; and

4.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or adjournments thereof.

The meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to shareholders unless required by the Company’s Bylaws.

The Board recommends that shareholders vote FOR (i) the director nominees named in the accompanying Proxy Statement, (ii) the ratification of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2016; and (iii) the approval of the named executive officers’ compensation.

Only shareholders of record at the close of business on February 29, 2016 shall be entitled to receive notice of, and to vote at, the annual meeting. A complete list of shareholders entitled to vote will be available for inspection at our offices, Bank of Oklahoma Tower, One Williams Center, Tulsa, OK 74172, and electronically during the annual meeting at www.virtualshareholdermeeting.com/BOKF2016.

BY ORDER OF THE BOARD OF DIRECTORS

Frederic Dorwart, Secretary
March 16, 2016
Tulsa, Oklahoma

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PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
To be held April 26, 2016

General

The enclosed proxy is solicited on behalf of the Board of Directors of BOK Financial Corporation for use at our annual meeting of shareholders. The annual meeting will be held on Tuesday, April 26, 2016, at 2:00 p.m. local time via live webcast at www.virtualshareholdermeeting.com/BOKF2016.

These proxy materials will be mailed on or about March 16, 2016 to holders of record of common stock as of the close of business on February 29, 2016.
Voting by Proxy

If you are the “record holder” of your shares (shares owned in your own name and not through a bank or brokerage firm), you may vote by phone, by mail, over the Internet, or in person (via live webcast) at the annual meeting. We encourage you to vote by phone, mail, or on the Internet in advance of the meeting even if you plan to attend the live webcast of the meeting.

If not revoked, your proxy will be voted at the annual meeting in accordance with your instructions marked on the proxy card. If you fail to mark your proxy with instructions, your proxy will be voted in accordance with the recommendations of the Board of Directors: (1) FOR the election of the twenty (20) nominees for director listed in this Proxy Statement, (2) FOR the ratification of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2016, and (3) FOR the approval of the named executives’ compensation. If you are voting shares held in the BOK Financial Thrift Plan and you fail to mark your proxy with instructions, your shares will be voted by the Trustee of the Thrift Plan in the same ratio as those shares credited to the account of the Thrift Plan members who do give instructions to the Trustee.
If you hold your shares in “street name” (shares held in the name of a bank or broker on a person’s behalf), you must vote by following the instructions on the form that you receive from your broker or nominee. Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters (such as Item 2), but is not permitted to use discretion and vote your shares on non-routine matters (such as Items 1 and 3). We urge you to give voting instructions to your broker on all voting items.
As to any other matter that may properly be brought before the annual meeting, your proxy will be voted as the Board of Directors may recommend. If the Board of Directors makes no recommendation, your proxy will be voted as the proxy holder named in your proxy card deems advisable. The Board of Directors does not know of any other matter that is expected to be presented for consideration at the annual meeting.

Any shareholder executing a proxy retains the right to revoke it any time prior to exercise at the annual meeting. A proxy may be revoked by (i) delivery of written notice of revocation to Frederic Dorwart, Secretary, at 124 East Fourth Street, Tulsa, Oklahoma 74103, (ii) execution and delivery of a later proxy to the address indicated on the proxy card, or (iii) voting the shares electronically at the annual meeting. If not revoked, all shares represented by properly executed proxies will be voted as specified therein.
Voting and Quorum Requirements at the Meeting

Only holders of shares of common stock of the Company at the close of business on February 29, 2016 (the “record date”) are entitled to notice of and to vote at the annual meeting. On the record date, there were 66,116,999 shares of common stock entitled to vote.

You will have one vote for each share of common stock held by you on the record date.

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In order to have a meeting it is necessary that a quorum be present. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

The affirmative vote of the holders of shares representing a majority of the voting power of the shareholders present or represented at the meeting in which a quorum is present and entitled to vote is required for approval of all matters other than election of directors. Directors are elected by the affirmative vote of the holders of shares representing a majority of the voting power of the shareholders present or represented at the meeting in which a quorum is present and entitled to vote for the election of directors, but if the number of nominees exceeds the number of directors to be elected (i.e. a contested election), the shareholders shall instead elect the directors by plurality vote of the shares present in person or by proxy.

George B. Kaiser currently owns approximately 60.3% of the outstanding common stock and plans to vote all of his shares.
Solicitation of Proxies

We are paying for all our costs incurred in soliciting proxies for the annual meeting. In addition to solicitation by mail, we may use our directors, officers and regular employees to solicit proxies by telephone or otherwise. These personnel will not be specifically compensated for these services. We will pay persons holding shares of common stock for the benefit of others, such as nominees, brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to the beneficial owner.
Annual Report

Our Annual Report to Shareholders, covering the fiscal year ended December 31, 2015, including audited financial statements, is enclosed. No parts of the Annual Report are incorporated in this Proxy Statement or are deemed to be a part of the material for the solicitation of proxies.
Principal Shareholders of the Company

To the extent known to the Board of Directors of the Company, as of February 29, 2016, the only shareholders of the Company having beneficial ownership of more than 5% of the shares of common stock of the Company are as set forth below:

Name & Address of Beneficial Owner	Beneficial Ownership	Class
George B. Kaiser P.O. Box 21468, Tulsa, Oklahoma 74121-1468	39,890,369	60.3%

George Kaiser Family Foundation 7030 South Yale, Suite 600, Tulsa, OK, 74136	5,826,570	8.81%

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Security Ownership of Certain Beneficial Owners and Management

As of February 29, 2016, there were 66,116,999 shares of common stock issued and outstanding. The following table sets forth, as of February 29, 2016, the beneficial ownership of common stock of BOK Financial by those persons who were, at December 31, 2015, (i) the Chief Executive Officer (Steven G. Bradshaw), (ii) the Chief Financial Officer (Steven E. Nell), and (iii) the three other most highly compensated executive officers of the Company who were serving as executive officers at the end of 2015 (the “named executives”); each director and nominee; and, as a group, all such persons and other executive officers not named in the table.

Name of Beneficial Owner	Amount & Nature of Beneficial Ownership(1)		Percent of Class(2)
Alan S. Armstrong	750		*
Norman P. Bagwell	26,070	(3)	*
C. Fred Ball, Jr.	12,209	(4)	*
Sharon J. Bell	58,340	(5)	*
Peter C. Boylan, III	5,595	(6)	*
Steven G. Bradshaw	102,156	(7)	*
Chester E. Cadieux, III	2,275		*
Joseph W. Craft, III	1,784		*
John W. Gibson	1,641		*
David F. Griffin	41,366	(8)	*
V. Burns Hargis	20,829	(9)	*
Douglas D. Hawthorne	3,389	(10)	*
Kimberley D. Henry	375		*
E. Carey Joullian, IV	5,002	(11)	*
George B. Kaiser	39,890,369	(12)	60.3%
Stacy C. Kymes	34,691	(13)	*
Robert J. LaFortune	36,291		*
Stanley A. Lybarger	41,809	(14)	*
Steven J. Malcolm	2,767	(15)	*
Steven E. Nell	121,110	(16)	*
Donald T. Parker	61,681	(17)	*
E.C. Richards	3,742	(18)	*
John Richels	800	(19)	*
Michael C. Turpen	1,263	(20)	*
R. A. Walker	3,670		*
All directors, nominees, and executive officers listed on page 24 (31 persons)	40,611,240		61.3%
* Less than one percent (1%)

(1)    Except as otherwise indicated, all shares are beneficially owned and the sole investment and voting power is held by the person named. Certain shares included here (i.e. options exercisable within 60 days and unvested restricted stock granted as of February 29, 2016) do not count towards an executive’s stock ownership for purposes of the BOKF Executive Stock Ownership Guidelines discussed on page 28.

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(2)     All percentages are rounded to the nearest tenth, and are based upon the number of shares outstanding as of the date set forth above. For purposes of computing the percentages of the outstanding shares owned by the persons in the table, any shares such persons are deemed to own by having a right to acquire such shares by exercise of an option are included, but shares acquirable by other persons by the exercise of stock options are not included.

(3)    Includes options to purchase 10,515 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days. Also includes 3,517 shares of restricted stock and 6,131 shares held in the BOK Thrift Plan.

(4)     Includes 5,267 shares indirectly owned by C. Fred Ball, Jr. IRA.

(5)     Includes 2,791 shares owned by Ms. Bell’s spouse, Gregory Allen Gray. Also includes 21,329 shares indirectly owned by the Leta McFarlin Chapman Trust (1974), of which Ms. Bell is co-trustee.

(6)     Includes 2,000 shares indirectly owned by Boylan Capital Partners, LP and 3,595 shares indirectly owned by the Peter C. Boylan III Revocable Trust.

(7)    Includes 55,114 shares indirectly owned by the Steven G. Bradshaw Revocable Trust. Includes options to purchase 15,581 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days. Also includes 35,178 shares of restricted stock and 4,147 shares held in the BOK Thrift Plan.

(8)    Includes 38,903 shares indirectly owned by Doppler Investments, LP and 900 shares indirectly owned by the David F. Griffin Revocable Trust.

(9)    Includes 950 shares owned jointly by Mr. Hargis and Ann Hargis and 19,879 shares indirectly owned by Devonshire Holdings, LLC.

(10)    Includes 450 shares indirectly owned by Mr. Hawthorne’s wife’s partnership Tomahawk Springs, Ltd.

(11)    Includes 1,869 shares indirectly owned by JCAP, LLC.

(12)    29,850,234 shares have been pledged as collateral.

(13)    Includes 11,746 shares owned jointly by Mr. Kymes and Angel Kymes. Includes options to purchase 7,416 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days. Also includes 5,880 shares of restricted stock and 9,650 shares held in the BOK Thrift Plan.

(14)    Includes 7,744 shares indirectly owned by Stanley A. Lybarger, IRA and 34,065 shares indirectly owned by Stanley A. Lybarger Revocable Trust.

(15)    Includes 2,767 shares indirectly owned by the Steven J. Malcolm Revocable Trust.

(16)    Includes options to purchase 59,058 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days. Also includes 1,939 shares of restricted stock and 28 shares held in the BOK Thrift Plan.

(17)    Includes 2,635 shares indirectly owned by Donald T. Parker IRA and 1,315 shares owned by Mary Parker IRA. Includes options to purchase 28,909 shares of BOK Financial common stock immediately exercisable or becoming exercisable within 60 days. Also includes 3,485 shares of restricted stock and 1,746 shares held in the BOK Thrift Plan.

(18)    Includes 2,877 shares indirectly owned by the Emmet C. Richards Revocable Trust and 865 shares owned by Core Investment Capital, LLC.

(19)    Mr. Richels is serving as a director until the date of the Annual Meeting but is not a director nominee.

(20) Includes 1,263 shares owned jointly by Mr. Turpen and Susan Turpen.

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PROPOSAL ONE - ELECTION OF DIRECTORS

RECOMMENDATION

✓	The Board of Directors recommends that you vote FOR the 20 nominees.

Nominees and Vote Required to Elect Nominees

A board of twenty (20) directors is to be elected at the annual meeting. The nominees for director who receive a majority of shares voting “FOR” their election shall be elected as directors. You may vote the number of shares of common stock you own for up to twenty (20) persons. Unless you otherwise instruct by marking your proxy card, the proxy holders will vote the proxies received by them FOR the election of each of the twenty (20) nominees named below, unless you hold your shares in street name, in which case your broker is not permitted to use its discretion and those votes will constitute broker non-votes.

If at the time of the annual meeting any of the nominees is unwilling or unable to serve, all proxies received will be voted in favor of the remainder of those nominated and for such substitute nominees, if any, as shall be designated by the Board and nominated by any of the proxies named in the enclosed proxy form. We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected.

Term of Office

The term of office of each person elected as a director will continue until the next annual meeting of shareholders or until his or her successor has been elected and qualified.

Family Relationships

There are no family relationships by blood, marriage or adoption between any director or executive officer of the company and any other director or executive officer of the company.

Information about Nominees

Certain information concerning the nominees to the Board of Directors of the company is set forth below based on information supplied by the nominees. All information is as of February 29, 2016. All references in this Proxy Statement to “BOKF” shall mean BOKF, National Association, the banking subsidiary of BOK Financial Corporation, which operates through the following regional divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Bank of Kansas City, Bank of Oklahoma (“BOK”), Bank of Texas (“BOT”), and Colorado State Bank and Trust. BOSC, Inc., a registered broker/dealer and registered investment adviser, is a wholly-owned subsidiary of BOK Financial Corporation. No other corporation or organization listed below is a parent, subsidiary, or other affiliate of BOK Financial Corporation unless otherwise indicated.

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BOARD OF DIRECTORS NOMINEES

Name	Age	Principal Occupation and Business Experience During Last 5 Years and Directorships of Other Public Companies	First Year Became a Director
Alan S. Armstrong	53
Chief Executive Officer, President, and a Director of The Williams Companies, Inc. since January 2011. From 2002 until January 2011, Mr. Armstrong was Senior Vice President - Midstream and acted as President of Williams’ midstream business.  Since the merger in February 2015 of Williams Partners L.P. with Access Midstream Partners, L.P., he has served as Chairman of the Board and Chief Executive Officer of the general partner of Williams Partners L.P. Prior to the merger, Mr. Armstrong served the general partner of Williams Partners as a director (since 2012) and its Chief Executive Officer (since January 2015). Mr. Armstrong previously served the general partner of pre-merger Williams Partners as Chairman of the Board and Chief Executive Officer (2011 until the merger), director (2005 until the merger), Senior Vice President – Midstream (2010-2011), and Chief Operating Officer (2005-2010). Mr. Armstrong’s qualifications to sit on our Board of Directors include his energy sector and management expertise, civic leadership experience, and his knowledge of our head office area, gained in part as Chair of the Tulsa Regional Chamber's Boards of Directors.
			2013
C. Fred Ball, Jr.	71	Chief Operating Officer of Spyglass Trading, LP. Retired as Senior Chairman of BOT in January 2015, and was formerly its Chairman, Chief Executive Officer, and President. Before joining BOT in 1997, Mr. Ball was Executive Vice President of Comerica Bank-Texas and later President of Comerica Securities, Inc. He is a director of Mid-Con Energy LLP. Mr. Ball’s qualifications to sit on our Board of Directors include his almost four decades of experience in the banking industry and his involvement with the Texas market.	1999
Sharon J. Bell	64	Attorney and Managing Partner, Rogers and Bell PLLC (Tulsa, Oklahoma); Trustee and General Counsel, Chapman-McFarlin Interests. Ms. Bell was formerly a Director and President of Red River Oil Company (oil and gas exploration and development). Ms. Bell’s qualifications to sit on our Board of Directors include her experience as an attorney and trustee, and leadership skills demonstrated through her civic involvement.	1993

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Peter C. Boylan, III	52
Co-Founder, Chairman, Director, President, and Chief Executive Officer of Cypress Energy Holdings, LLC (an environmental and water solutions company serving the energy industry) since 2012. Mr. Boylan is also Chairman and Chief Executive Officer of Cypress Energy Partners, L.P. (NYSE-traded master limited partnership controlled by Cypress Energy Holdings, providing pipeline inspection, integrity, water, and environmental services to the energy industry), and Chairman and Chief Executive Officer of Boylan Partners, LLC (investment and advisory services) since 2002. From 1994 through 2004, Mr. Boylan served in a variety of senior executive management positions of various public and private companies controlled by Liberty Media Corporation. Mr. Boylan serves as a director of Cypress Energy Partners, L.P. Mr. Boylan’s qualifications to sit on our Board of Directors include his substantial public company board and senior executive management and leadership experience, and industry-specific expertise across a variety of industries (including energy, technology, banking, and media).
			2005
Steven G. Bradshaw	56
President and Chief Executive Officer of BOK Financial and BOKF, effective January 1, 2014. Previously, Mr. Bradshaw served as Senior Executive Vice President of BOKF, responsible for consumer banking, corporate marketing, mortgage banking, investment securities, trust activities, treasury services, international banking, and community development. He also served as chairman of BOK Financial’s broker-dealer subsidiary, BOSC, Inc. and had executive responsibility for Colorado State Bank and Trust and Bank of Kansas City. Mr. Bradshaw’s qualifications to sit on our Board of Directors include his position and years of leadership at BOKF, and extensive knowledge of all aspects of our business.
			2014
Chester E. Cadieux, III	49	Chairman and Chief Executive Officer of QuikTrip Corporation (a gasoline and retail convenience chain) since 2002. Mr. Cadieux previously served as Vice President of Sales at QuikTrip Corporation. Mr. Cadieux’s qualifications to sit on our Board of Directors include his knowledge of finance and accounting, his management experience, and his knowledge of all of our geographic markets.	2005
Joseph W. Craft, III	65	President, Chief Executive Officer and Director of Alliance Resource Partners, L.P. (a diversified coal producer and marketer) since 1999. Mr. Craft also serves as Chairman, President, Director and Chief Executive Officer of Alliance Holdings GP, L.P. Previously, Mr. Craft served as President of MAPCO Coal Inc. since 1986. Mr. Craft’s qualifications to sit on our Board of Directors include his extensive experience in corporate leadership, as well as his public company experience.	2007

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John W. Gibson	63
Non-executive Chairman of ONEOK, Inc. and ONEOK Partners GP, L.L.C., the general partner of ONEOK Partners, L.P and ONE Gas Inc. Mr. Gibson served as the CEO of ONEOK, Inc. from 2007 to 2014 and was appointed Chairman of the Board in May 2011. He served as the President and CEO of ONEOK, Inc. from 2010 through 2011, Chairman and CEO of ONEOK Partners GP, L.L.C. since 2007, and Chairman, President, and CEO from 2010 through 2011. Mr. Gibson joined ONEOK, Inc. in May 2000 from Koch Energy, Inc., a subsidiary of Koch Industries, where he was an Executive Vice President. Mr. Gibson’s qualifications to sit on our Board of Directors include his extensive executive leadership and management experience and his involvement in the energy industry.
			2008
David F. Griffin	50	Chairman and Chief Executive Officer of Griffin Capital, L.L.C. President and Chief Executive Officer, Griffin Communications, L.L.C. (owns and operates CBS- and CW-affiliated television stations plus associated websites in Oklahoma). Mr. Griffin was formerly President and General Manager, KWTV-9 (Oklahoma City). Mr. Griffin’s qualifications to sit on our Board of Directors include his significant expertise, experience, and background in corporate management and his involvement with both the Oklahoma City and Tulsa markets.	2003
V. Burns Hargis	70	President, Oklahoma State University. Prior to becoming OSU President, Mr. Hargis served as Vice Chairman, BOK Financial and BOK and Director of BOSC, Inc. since 1993. Mr. Hargis was formerly Attorney and Shareholder of the law firm of McAfee & Taft (Oklahoma City, Oklahoma). Mr. Hargis’ qualifications to sit on our Board of Directors include his nearly three decades practicing law with a focus on financial reporting and litigation, including representing financial institutions and their boards, as well as having served for many years as our Vice Chairman.	1993
Douglas D. Hawthorne	68	Founding Chief Executive Officer Emeritus, Texas Health Resources. Prior to helping create Texas Health Resources in 1997, Mr. Hawthorne was CEO of Presbyterian Healthcare System. Mr. Hawthorne’s qualifications to sit on our Board of Directors include his knowledge of the healthcare sector and of the Texas market.	2013
Kimberley D. Henry	51	Executive director of Sarkeys Foundation, a private, charitable foundation that provides grants and gifts to Oklahoma’s non-profit organizations. Ms. Henry is the former First Lady of Oklahoma. Ms. Henry’s qualifications to sit on our Board of Directors include her knowledge of our geographic market, her leadership skills, and her extensive civic involvement including participation on numerous boards of non-profit organizations.	2015
E. Carey Joullian, IV	55	Chairman, President and Chief Executive Officer of Mustang Fuel Corporation and subsidiaries; President and Manager, Joullian & Co., L.L.C.; Manager, JCAP, L.L.C. Mr. Joullian’s qualifications to sit on our Board of Directors include his significant experience and expertise in the oil and gas industry and his expertise in accounting.	1995

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George B. Kaiser	73	Chairman of the Board and majority shareholder of BOK Financial and BOKF; President, Chief Executive Officer, and principal owner of GBK Corporation, parent of Kaiser-Francis Oil Company (independent oil and gas exploration and production company); founder of Excelerate Energy and Argonaut Private Equity. Mr. Kaiser’s qualifications to sit on our Board of Directors include his four decades of executive leadership in the oil and gas industry, his broad perspective gained from involvement in diverse industries, his knowledge of our business, and his interest as the majority owner of our company.	1990
Robert J. LaFortune	89	Self-employed in the investment and management of personal financial holdings. Mr. LaFortune’s qualifications to sit on our Board of Directors include his years of public service, including serving as mayor of the City of Tulsa, as well as his experience on other boards and their audit committees.	1993
Stanley A. Lybarger	66	Former President and Chief Executive Officer of BOK Financial and BOKF. Mr. Lybarger was previously President of BOK Oklahoma City Regional Office and Executive Vice President of BOK with responsibility for corporate banking. He is a director and chairman of the audit committee of Cypress Energy Partners GP, LLC. Mr. Lybarger’s qualifications to sit on our Board of Directors include his prior role as our Chief Executive Officer, his three decades of leadership positions with BOKF, and his extensive knowledge of all facets of the banking industry.	1991
Steven J. Malcolm	67
Retired Chairman, President and Chief Executive Officer of The Williams Companies, Inc. (energy holding company) and Williams Partners L.P. Mr. Malcolm was previously President and Chief Executive Officer of Williams Energy Services after serving as senior vice president and general manager of Midstream Gas and Liquids for Williams Energy Services. In December 2011, Mr. Malcolm became a director of ONEOK, Inc. and ONEOK Partners. Mr. Malcolm’s qualifications to sit on our Board of Directors include his experience in the energy sector as well as his public company and executive management expertise.
			2002
E.C. Richards	66	Managing Member of Core Investment Capital, LLC. Prior to September 1999, Mr. Richards served as Executive Vice President and Chief Operating Officer for Sooner Pipe Corporation (distributor of tubular products worldwide with domestic and international operations), a subsidiary of Oil States International. Mr. Richards previously served on the BOK Financial Board of Directors from 1997 through 2001. Mr. Richards’ qualifications to sit on our Board of Directors include his diverse background in the private equity and distribution industries and his civic involvement.	2008
Michael C. Turpen	66	Partner at the law firm of Riggs, Abney, Neal, Turpen, Orbison & Lewis in Oklahoma City, Oklahoma. Mr. Turpen previously served as Attorney General for the State of Oklahoma. Mr. Turpen’s qualifications to sit on our Board of Directors include his legal expertise, his public service experience, and leadership skills demonstrated through extensive involvement with non-profit boards and organizations.	2011

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R. A. Walker	59
Chairman, President, and Chief Executive Officer of Anadarko Petroleum Corporation. Mr. Walker was named Chairman in May 2013, having been named CEO in May 2012 and President in February 2010. He previously served as Chief Operating Officer from March 2009, and was Senior Vice President and Chief Financial Officer from 2005 until his appointment as COO. Prior to joining Anadarko, he worked in the oil and gas industry, investment and commercial banking, and as an institutional investor. Mr. Walker was a director of CenterPoint Energy, Inc. (NYSE: CNP) and Temple-Inland, Inc. (NYSE: TIN), as well as Western Gas Equity Holdings, LLC (NYSE: WGP) and Western Gas Holdings, LLC (NYSE: WES), both of which are subsidiaries of Anadarko. He serves on the Board of Directors of the Houston Branch of the Dallas Federal Reserve Board. Mr. Walker’s qualifications to sit on our Board of Directors include his knowledge of the energy sector and his public company expertise.
2013

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PROPOSAL TWO - RATIFICATION OF SELECTION OF AUDITOR

RECOMMENDATION

✓
The Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as the independent auditor of BOK Financial and its subsidiaries for the fiscal year ending December 31, 2016.

Ernst & Young LLP began serving as the Company’s independent auditor since its inception on October 24, 1990. The Audit Committee has selected Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2016.

While we are not required to do so, the Company is submitting the selection of Ernst & Young LLP to serve as our independent auditor for the fiscal year ending December 31, 2016, for ratification in order to ascertain the views of our shareholders on this appointment. If the selection is not ratified, the Audit Committee will reconsider its selection. Representatives of Ernst & Young LLP are expected to participate in the annual meeting, will be available to answer shareholder questions and will have the opportunity to make a statement if they desire to do so.

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PROPOSAL THREE - ADVISORY VOTE TO APPROVE THE
COMPENSATION OF NAMED EXECUTIVE OFFICERS

RECOMMENDATION

✓	The Board of Directors recommends that you vote FOR the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement.

Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which added a new section 14A to the Securities Exchange Act, shareholders can vote to approve, not less frequently than once every three years, the compensation of the Company’s named executive officers disclosed in the Proxy Statement. This is commonly known as a “say on pay” vote. This allows our shareholders the opportunity to communicate annually to the Board of Directors their views on the compensation of our named executive officers through the following resolution:
“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
We are asking you to vote for the above resolution approving the compensation of our named executive officers. This vote is advisory in nature and non-binding; however, the Board of Directors will consider the shareholder vote when making future decisions regarding executive compensation. Our “say on pay” vote is included in our Proxy Statement every year, and the next vote on the frequency of the “say on pay” proposal will be during the 2017 proxy season.

The affirmative vote of the holders of a majority of the shares of common stock, present in person or by proxy, voted at the meeting, is required for the advisory approval of this resolution.

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CORPORATE GOVERNANCE

Director Compensation

All non-officer directors of BOK Financial and BOKF receive a retainer of 75 shares per quarter, in accordance with the BOK Financial Directors Stock Compensation Plan, whether serving on one or both of the Boards of Directors. Director compensation shares are issued to each director on or before the 15th day following the end of each calendar quarter during which such director served as a member of the Board of Directors of BOK Financial or BOKF. All non-officer directors are also paid $750 in cash for each Board of Directors meeting attended, $500 in cash for each committee meeting attended (provided only one fee is paid when two or more committees meet contemporaneously), and $1,500 in cash for each committee meeting chaired. No such fees are paid for meetings not attended. In addition, the Chairman of the Audit Committee receives $250 for each quarterly earnings release conference and upon application to, and subject to the discretion of, the Audit Committee, $250 for each additional substantive conference with the Company's independent auditors. Non-officer Company directors were paid the following in 2015:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Total ($)
Alan S. Armstrong	11,250	19,115.04	30,365.04
C. Fred Ball, Jr.(3)	8,000	14,558.86	22,558.86
Sharon J. Bell	10,000	19,115.04	29,115.04
Peter C. Boylan, III	15,000	19,115.04	34,115.04
Chester Cadieux, III	13,250	19,115.04	32,365.04
Joseph W. Craft	16,000	19,115.04	35,115.04
John W. Gibson	12,500	19,115.04	31,615.04
David F. Griffin	21,750	19,115.04	40,865.04
V. Burns Hargis	12,500	19,115.04	31,615.04
Douglas D. Hawthorne	4,250	19,115.04	23,365.04
Kimberley D. Henry	12,500	19,115.04	31,615.04
E. Carey Joullian, IV	25,000	19,115.04	44,115.04
Robert J. LaFortune	13,000	19,115.04	32,115.04
Stanley A. Lybarger	11,500	19,115.04	30,615.04
Steven J. Malcolm	14,250	19,115.04	33,365.04
E.C. Richards	10,250	19,115.04	29,365.04
John Richels	5,750	19,115.04	24,865.04
Michael C. Turpen	9,500	19,115.04	28,615.04
R. A. Walker	5,000	19,115.04	24,115.04

(1)	George B. Kaiser, a non-officer director, is not listed as he does not receive payment for serving as a director.

(2)
The BOK Financial Directors Stock Compensation Plan provides that the issuance price for the director compensation shares is the average of the mid-points between the highest price and the lowest price at which trades occurred on NASDAQ on the five trading days immediately preceding the end of the calendar quarter. Director shares were granted in 2015 at the following prices: first quarter, $60.62; second quarter, $70.29; third quarter, $63.21; and fourth quarter, $60.77. The Stock Awards column reflects actual payments made to the directors in 2015 for service in the fourth quarter of 2014 (director shares granted at $60.75) and the first three quarters of 2015. The total BOK Financial common stock owned by each director and nominee as of February 29, 2016 may be found in the Security Ownership of Certain Beneficial Owners and Management table on page 7.

(3)	Mr. Ball did not receive a retainer for the fourth quarter of 2014 as he was an officer at that time, prior to his retirement from BOT, and did not receive compensation for serving as a director.

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Attendance of Meetings

The entire Board of Directors of BOK Financial met four times during 2015. All directors of BOK Financial attended at least 75% of all meetings of the Board of Directors and committees on which they served. Although BOK Financial does not have a policy with respect to attendance by the directors at the Annual Meeting of Shareholders, directors are encouraged to attend. Twenty of the twenty-one members of the Board of Directors attended the 2015 Annual Meeting of Shareholders. The Board of Directors intends to meet at least four times in 2016.

Director Nominations

While the Board of Directors does not have a standing nomination committee, director candidates identified by management and members of the Board of Directors are discussed regularly at Board of Directors meetings. The Board has adopted a written policy on qualifications of directors, which states that directors will have all of the following characteristics: (i) impeccable integrity, (ii) strong sense of professionalism, and (iii) capability of serving the interests of stockholders, along with several of the following characteristics: (i) prominence in the community, (ii) ability to represent the views of under-represented constituencies in the Company’s market areas, (iii) financial analytical skill and expertise, and (iv) vision for social trends.

While the policy on director qualifications does not formally require diversity on the Board and the Company does not have a diversity policy, the policy states that the Board should encompass a diverse range of skill and expertise sufficient to provide prudent guidance to the Company, and have the right mix of characteristics and talents for the optimal functioning of the Board in its oversight of the Company. In considering a particular nominee, the Board will consider, in addition to the qualifications and characteristics described above, whether the potential director assists in achieving a mix of Board members that represents a diversity of background, perspective, and experience, including with respect to age, gender, race, place of residence, and specialized expertise.

The Board of Directors will consider director candidates recommended by stockholders if provided with the following: (i) evidence in accordance with Rule 14a-8 of compliance with stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director and verification as to the accuracy of the biographical and other information submitted in support of the candidate, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director, and (iv) all information regarding the candidate(s) and the submitting stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board of Directors. Any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated. The Board of Directors encourages stockholder director candidate recommendations.

Any stockholder that wishes to present a director candidate for consideration should submit the information identified above pursuant to the procedures set forth below under “Communication with the Board of Directors”.

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Director Independence

The Board of Directors has determined that BOK Financial is a “controlled company,” as defined in Rule 5615(c)(1) of the NASDAQ listing standards, based on Mr. Kaiser's beneficial ownership of approximately 60.3% of the outstanding common stock. Accordingly, BOK Financial is exempt from certain requirements of the NASDAQ listing standards, including the requirement to maintain a majority of independent directors on the Company's Board of Directors and the requirements regarding the determination of compensation of executive officers and the nomination of directors by independent directors. Nevertheless, the Company does maintain a substantial majority of independent directors, determines upper level management compensation through an independent board committee, and nominates new board members through board consensus. Further, the Audit Committee is comprised solely of independent board members. Further discussion regarding determination of independence may be found in the sections entitled “Audit Committee” and “Independent Compensation Committee”.

Compensation Committee Interlocks and Insider Participation

No voting member of the Compensation Committee has served as an officer of the Company, including its affiliates, at any time. None of our executive officers serves as a member of the Compensation Committee of any other company that has an executive officer serving as a member of the Company’s Board of Directors. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Committees of the Board of Directors

The Risk Committee, Audit Committee, Independent Compensation Committee, and Credit Committee are described below:

Risk Committee

The Risk Committee held five meetings in fiscal 2015.

Members	Responsibilities include oversight of
Cadieux (Chairman) Bell Boylan Hawthorne Lybarger Walker

• Enterprise-wide risk management

• Capital planning and adequacy, including stress testing

• Market risk including rate, price, and liquidity

• Corporate-wide policy management framework

• Risk transfer program

• Mergers and acquisitions

• Alternative investments

• Information technology and operating risk

• Counterparty risk

• Third party risk

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Audit Committee

All the members of the Audit Committee are “independent” as defined in Rule 5605(a)(2) of the NASDAQ listing standards. Director independence is determined through the procedures described under “Related Party Transaction Review and Approval Policy”. The Report of the Audit Committee is on page 22 of this Proxy Statement. The Audit Committee held twelve meetings in fiscal 2015. The Audit Committee has a charter, which is available on the Company’s website at www.bokf.com.

Members	Responsibilities include oversight of
Joullian (Chairman)(1) Gibson Henry LaFortune Malcolm Richels

• Accounting and financial reporting policies of the Company

• Internal controls over financial reporting

• Selection and reporting of the Company’s independent auditors

• Audits of the financial statements of the Company

• Related party reporting (other than related party credit transactions overseen by the Credit Committee)

• Reports of internal audits

• Compliance with laws and regulations

• Reports of examinations from regulators

(1)	The Board of Directors designated Mr. Joullian as its ”audit committee financial expert,” as defined in Item 407(d) of Regulation S-K.

Independent Compensation Committee

The Independent Compensation Committee, consisting of independent directors, administers a performance-based compensation plan for senior executives in accordance with the provisions of Section 162(m) of the Internal Revenue Code. The Independent Compensation Committee has a charter, which is available on the Company’s website at www.bokf.com.

The Committee does not delegate its authority. Compensation for all other officers is, in practice, determined by the Chief Executive Officer and Mr. Kaiser, the Chairman of the Board. The Independent Compensation Committee Report on Executive Compensation and the Compensation Discussion and Analysis may be found on pages 39 and 27 respectively. The Committee held four meetings in fiscal 2015.

Members	Responsibilities include approval of
Craft (Chairman) Cadieux (non-voting) Griffin (non-voting) Kaiser (non-voting) Malcolm Richards	• Compensation of the Chief Executive Officer • Compensation of direct reports to the Chief Executive Officer • Compensation of other officers participating in the Company’s Executive Incentive Plan

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Credit Committee

The Credit Committee met ten times during 2015.

Members	Responsibilities include oversight of
Griffin (Chairman) Armstrong Ball Boylan Bradshaw Craft Hargis Kaiser Lybarger Richards Turpen

• Quality of the Company’s credit portfolio and trends affecting the credit portfolio (and reporting to the Board regarding such quality and trends)

• Extension of credit exceeding amounts as determined from time to time by the Board

• Effectiveness and administration of credit-related policies and related party credit transactions

• Appropriateness of the allowance for loan losses and accrual for off-balance sheet credit losses

Independent Director Meetings

The Board of Directors has adopted a policy of regularly scheduled executive sessions where independent directors meet separately from management. The independent directors plan to meet in executive session after all regularly scheduled Board of Directors meetings. The independent directors held four executive sessions during 2015. The presiding director at the executive sessions is Mr. Kaiser. Stockholders of the Company may communicate their concerns to the non-management directors in accordance with the procedures described below under “Communication with the Board of Directors.”

Communication with the Board of Directors

The Board of Directors of BOK Financial believes that it is important for stockholders to have a process to send communications to the Board. Accordingly, stockholders who wish to communicate with the Board of Directors, or a particular director, may do so by sending a letter to the Director of Investor Relations of BOK Financial at P.O. Box 2300, Tulsa, Oklahoma 74192. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” Such letters should identify the author as a stockholder and state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. The Director of Investor Relations and the General Counsel will independently review the content of the letters. Communications which are constructive suggestions for the conduct of the business or policies of the Company will be promptly delivered to the identified director or directors. Communications which are complaints about specific incidents involving banking or brokerage service will be directed to the appropriate business unit for review. Director nominations will be reviewed for compliance with the requirements identified in the section of this proxy entitled “Director Nominations,” and if meeting such requirements, promptly forwarded to the director(s) identified in the communication.

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Report of the Audit Committee

In 2015, the Audit Committee (the “Committee”) oversaw the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee discussed and reviewed the audited consolidated financial statements included in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting policies, reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with Ernst & Young LLP, the independent registered public accounting firm, their opinion on the conformity of the audited consolidated financial statements with U.S. generally accepted accounting principles. This discussion included their judgments as to the quality, not just the acceptability, of the Company's accounting policies, and other matters as required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board (PCAOB), including PCAOB Auditing Standard No. 16, Communications with Audit Committees, the rules of the Securities and Exchange Commission and other applicable regulations. In addition, the Committee has discussed with Ernst & Young LLP the firm’s independence from the Company, including matters in the firm’s independence letter required by the PCAOB, and considered the compatibility of any non-audit services with the firm’s independence.

The Committee also reviewed and discussed with management and Ernst & Young LLP the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the firm’s audit of internal control over financial reporting. The Committee meets at least quarterly with the Company's internal auditors and Ernst & Young LLP, with and without management present, regarding the overall scope and plans for their respective audits and the results of those audits, including their evaluations of internal control over financial reporting and the overall quality of the Company’s financial reporting.

The Committee is governed by a charter. Each of the members of the Committee qualifies as an “independent” Director under the current NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The Board of Directors has appointed E. Carey Joullian IV as the “audit committee financial expert”.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

The Committee and the Board have also recommended, subject to shareholder approval, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

E. Carey Joullian IV, Audit Committee Chairman
John W. Gibson
Kimberley D. Henry
Robert J. LaFortune
Steven J. Malcolm
John Richels

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Principal Accountant Fees and Services

Audit Fees. Fees paid to Ernst & Young LLP (“EY”) for the audit of the annual consolidated financial statements included in BOK Financial’s Annual Report on Form 10-K, for the review of the consolidated financial statements included in BOK Financial’s Forms 10-Q for the quarters included in the years ended December 31, 2015 and 2014 and various subsidiary audits were $1,533,160 and $1,481,715 respectively.

Audit-Related Fees. Fees paid to EY for SOC 1 reports and other audit-related functions were $241,880 and $349,778 respectively, for the years ended December 31, 2015 and 2014.

Tax Fees. Fees paid to EY associated with tax return review and tax planning were $60,358 and $18,204 respectively, for the years ended December 31, 2015 and 2014.

All Other Fees. Fees paid to EY for other services, including tax return preparation that is reimbursed by our clients and regulatory compliance audits were $1,048,008 and $833,665 respectively, for the years ended December 31, 2015 and 2014.

The Audit Committee has a policy on auditor independence requiring the approval by the Committee of all professional services rendered by BOK Financial’s independent auditor prior to the commencement of the specified services. 100% of the services described in ”Audit Fees”, “Audit-Related Fees”, “Tax Fees” and “All Other Fees” were approved by the Audit Committee in accordance with BOK Financial’s policy on auditor independence and approval of fees.

Board Leadership Structure

The positions of Chief Executive Officer and Chairman of the Board are not held by the same person. Mr. Bradshaw, the President and Chief Executive Officer, brings Company-specific experience and expertise to the role, while Mr. Kaiser, the Chairman of the Board, brings experience, oversight, and expertise from outside the Company and industry. Mr. Kaiser is also the majority shareholder of BOK Financial, giving him additional incentive to ensure the success of the Company. Keeping the positions of CEO and Chairman separate allows the CEO to focus on our day-to-day business, while allowing the Chairman to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. The Board believes that having separate CEO and Chairman positions and having an outside director serve as Chairman is the appropriate leadership structure for the Company at this time, given the characteristics and circumstances of the Company, and demonstrates our commitment to good corporate governance. It provides the appropriate balance between strategy development and independent oversight of management.

Board Role in Oversight of Risk

The Board has an active role, as a whole and also at the committee level (as disclosed in the descriptions of the committees in this Proxy Statement), in overseeing management of the Company’s risks. The full Board maintains responsibility for general oversight of strategic risks, and regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Company’s Independent Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation policies and programs. The Risk Committee manages enterprise-wide risk management programs including capital planning, liquidity, interest rate, and operations risk. The Audit Committee manages risks associated with accounting and financial reporting, internal controls, and compliance with legal and regulatory requirements. The Credit Committee manages risks associated with the Company’s credit portfolio and credit-related policies. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors oversees overall strategic and reputational risks, and is regularly informed through committee reports and reports directly from officers responsible for oversight of various risks within the Company.

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Executive Officers

Certain information concerning the executive officers of BOK Financial and its subsidiaries is set forth below:

Norman P. Bagwell
Executive Vice President, Regional Banks
Chairman and Chief Executive Officer, Bank of Texas

Norman P. Bagwell, age 53, is Executive Vice President, Regional Banking, and Chief Executive Officer of Bank of Texas, with responsibility for the six regional markets and the Oklahoma City market, which includes all lines of business, with an emphasis on commercial banking, business banking, and treasury services. Mr. Bagwell has almost three decades of banking experience in Texas. Prior to joining Bank of Texas in 2008, he served as President of the Dallas Region for JPMorgan Chase, and previously served as President of the Dallas Region for Bank One.

Steven G. Bradshaw
President and Chief Executive Officer

Steven G. Bradshaw, age 56, is President and Chief Executive Officer of BOK Financial and BOKF. Mr. Bradshaw became the chief executive at BOK Financial in January of 2014 after previously serving in a number of roles at the Company since joining BOKF in 1991. Most recently he served as Senior Executive Vice President and was responsible for all aspects of consumer banking, corporate marketing, mortgage banking, investment securities, trust activities, treasury services, international banking, community development and Community Reinvestment Act responsibilities for all seven banking divisions within the Company. He also served as chairman of BOK Financial’s broker-dealer subsidiary, BOSC, Inc. and had executive responsibility for Colorado State Bank and Trust and Bank of Kansas City.

Scott B. Grauer
Executive Vice President, Wealth Management
Chairman and Chief Executive Officer, BOSC, Inc.

Scott B. Grauer, age 51, is Executive Vice President, Wealth Management for BOK Financial and Chief Executive Officer and Chairman of the Company’s broker-dealer subsidiary, BOSC, Inc. In his current role, Mr. Grauer is responsible for the Company’s wealth management business lines in all markets, including Institutional Wealth, The Private Bank, and International Banking. He also serves as chairman of both of the Company’s registered investment advisers, Cavanal Hill Investment Management and The Milestone Group. Mr. Grauer joined BOK Financial in 1991 as part of the company’s acquisition of an independent retail brokerage operation and was named manager of BOSC retail in 1996. In late 1999, he was named president and CEO of the firm and assumed responsibilities for retail, institutional and investment banking activities when BOK Financial first combined these units under one organization.

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Stephen D. Grossi
Executive Vice President and Chief Human Resources Officer

Stephen D. Grossi, age 52, is Executive Vice President and Chief Human Resource Officer. He is responsible for the design and delivery of the Company’s human capital strategy which focuses on energizing the employee experience.  Mr. Grossi came to BOK Financial from PNC Financial Services where he was a Senior Vice President and led human resource efforts related to large acquisitions and realignments, workforce planning, organizational change, compensation and benefits, as well as talent acquisition and development. Mr. Grossi arrived at PNC by way of its acquisition of National City Bank in 2008, where he was the human resource business partner for mortgage, finance and corporate operations information services. Prior to joining National City in December 2002, Mr. Grossi owned Capital Consultants, an HR consulting firm that specialized in the design of human capital strategies that link to and drive business results. Mr. Grossi joined BOK Financial in 2011.

Rebecca D. Keesling
Executive Vice President and Chief Auditor

Rebecca D. Keesling, age 43, is Executive Vice President and Chief Auditor for BOK Financial Corporation, responsible for ensuring the Company’s internal controls are designed properly and operating effectively and performing independent assessments of the Company’s compliance with various laws and regulations. Previously, Ms. Keesling was Senior Vice President and Manager of Loan Portfolio Reporting, where she managed a team responsible for financial reporting as it pertained to the loan portfolio and allowance for credit losses. Ms. Keesling joined BOK Financial in 2004 as Vice President and Corporate Audit Manager. Prior to joining BOK Financial, Ms. Keesling spent 10 years in the public accounting industry primarily with Ernst & Young LLP auditing private and publicly owned companies.

Stacy C. Kymes
Executive Vice President, Corporate Banking

Stacy C. Kymes, age 45, is Executive Vice President, Corporate Banking for BOK Financial.  Mr. Kymes oversees all the specialized banking areas within the Commercial Banking division, including energy, commercial real estate, healthcare and commercial strategies. He also has oversight for TransFund, the eighth largest ATM network in the US. Prior to his appointment to his current position in 2015, Mr. Kymes served as Chief Credit Officer and was responsible for all aspects of credit administration for BOK Financial, including credit approval, policy administration, loan portfolio reporting, loan and appraisal review, and loan workouts.  Mr. Kymes joined BOK Financial in 1996 and has held a number of positions in various areas of the company’s finance and credit divisions. In 2008, Mr. Kymes was named Treasurer, overseeing all asset-liability management, liquidity, capital management and securities portfolio management. He moved to Credit Administration a year later as part of a defined succession plan as Assistant Chief Credit Officer before assuming the Chief Credit Officer role in 2013.

Marc C. Maun
Executive Vice President and Chief Credit Officer

Marc C. Maun, age 57, is Executive Vice President, Chief Credit Officer.  Most recently, Mr. Maun served BOK Financial for two years as the Chairman and CEO of Bank of Oklahoma, Oklahoma City.  Since joining BOK Financial in 1985, Mr. Maun has overseen significant business divisions such as Treasury, International Banking, Mergers and Acquisitions, Corporate Banking and Correspondent Banking. Before moving to Oklahoma City in 2013, Mr. Maun was chairman and CEO of Bank of Kansas City.

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John C. Morrow
Senior Vice President and Chief Accounting Officer

John C. Morrow, age 60, is Senior Vice President and Chief Accounting Officer. Mr. Morrow is currently responsible for the Company’s financial reporting and accounting policies, internal controls over financial reporting, corporate tax, and accounting operations. He joined BOK Financial as financial reporting manager in 1993 and became chief accounting officer in 2009. He was previously with Ernst & Young LLP for 10 years primarily serving public and privately owned financial institutions.

Steven E. Nell
Executive Vice President and Chief Financial Officer

Steven E. Nell, age 54, is Executive Vice President and Chief Financial Officer for BOK Financial and BOKF, NA. Mr. Nell is responsible for all accounting and financial reporting, tax, capital markets, mergers and acquisitions, and investor relations. Mr. Nell joined BOK Financial in 1992 as manager of management accounting. He was named controller of management accounting in 1996 and corporate controller in 1999. He became Chief Financial Officer in 2001. Before joining BOK Financial in 1992, Mr. Nell was with Ernst & Young LLP for eight years auditing public and private companies.

Donald T. Parker
Executive Vice President, Chief Risk Officer and Chief Information Officer

Donald T. Parker, age 55, is Executive Vice President, Chief Risk Officer and Chief Information Officer of BOK Financial. Mr. Parker joined BOK Financial in 2005 and is responsible for all risk and compliance functions, as well as technology, information security, operations, real estate management, and procurement of BOK Financial. Prior to joining BOK Financial, Mr. Parker was Senior Vice President and Director of Information Services at Comerica Bank where he was responsible for leading technology-related functions and also served as the corporate information security officer. Before that, Mr. Parker was Senior Vice President and General Manager of Consolidation Services at National City Incorporated in Cleveland, Ohio.

Patrick E. Piper
Executive Vice President, Consumer Banking Services

Patrick E. Piper, age 56, is Executive Vice President, Consumer Banking Services. His responsibilities include all retail delivery and mortgage channels operating under seven brands across eight states, and encompass the full spectrum of the business unit’s sales, strategy and operations. He is also responsible for BOK Financial’s corporate marketing division. Mr. Piper began his career at Bank of Oklahoma in the operations area. Since that time, he has served as manager of consumer banking operations and led a number of significant technology upgrades, introduced new delivery channels and directed the consumer banking integration of more than 20 bank acquisitions across six states. Prior to his current position, he served as the head of consumer banking since 2008. Mr. Piper has been with BOK Financial since 1982.

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COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Program Overview

The BOK Financial executive compensation program is designed to attract and retain executives whose judgment, leadership abilities and special efforts result in successful operations for the Company and an increase in shareholder value. Various components of the program work together to:

▪	Reward sustained, above peer performance

▪	Encourage both individual performance and teamwork

▪	Link compensation to operational and strategic results

▪	Align executive interests with shareholder interests

▪	Keep BOK Financial compensation competitive with peer banks

▪	Create long-term commitment to the Company

The BOK Financial executive compensation program includes:

▪	Salary

▪	Executive Incentive Compensation (annual and long-term)

▪	401(k) Plan

In 2002, the Board of Directors established the Independent Compensation Committee (for purposes of this discussion and analysis, the “Committee”) to administer performance-based compensation plans for senior executives in accordance with the provisions of Section 162(m) of the Internal Revenue Code. The Committee, the voting members of which are independent within the meaning of 162(m), has responsibility for establishing, implementing and approving the Company’s general compensation philosophy with regard to the senior executive officers who participate in the Company’s Executive Incentive Plan (referred to as the “Executive Incentive Plan” or the “Plan”) which was approved by shareholders in 2003 and last amended in 2013. The Committee receives guidance from the Chief Executive Officer (the “CEO”), who assists in evaluating employee performance, recommending business performance targets and objectives and suggesting salary levels and awards for executives (other than himself).

Throughout this proxy statement, the Company's Chief Executive Officer, Chief Financial Officer, and the three most highly compensated executive officers other than the CEO and CFO who were serving as executive officers at the end of the last completed fiscal year are referred to as the “named executives” or the “named executive officers”.
2015 Executive Compensation Summary

Steve Bradshaw completed his second year as President and Chief Executive Officer.  Several of the Company’s existing executive management team assumed new roles and responsibilities under Bradshaw’s leadership.  Bradshaw met with each member of the executive management team to establish 2015 individual goals and objectives.

Also in 2015, the Committee considered the results of the advisory vote by shareholders on the “say-on-pay” proposal presented to shareholders at the April 28, 2015 annual meeting. As reported in the Company’s Form 8-K filed with the SEC on May 5, 2015, there was significant support by shareholders for the compensation program offered to the Company’s named executive officers. Accordingly, the Committee made no direct changes to the Company’s executive compensation program as a result of the say-on-pay vote. The Company’s executive compensation program continued to focus on pay for performance, aligning executive interests with those of the Company’s shareholders, achieving a balance between annual and long-term incentives and monitoring for the creation of improper risk incentives.

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Promoting Long-Term Growth and Discouraging Excessive Risk Taking
Review and Oversight of Risk

In 2010, the Office of the Comptroller of the Currency, the Federal Reserve Board of Governors and other regulatory agencies issued Interagency Guidance on Sound Incentive Compensation Policies (the “Compensation Guidance”). In response, Company management formed a review committee consisting of members from human resources, audit, risk management, accounting, finance, legal, compliance and the various business lines (the “Incentive Risk Review Committee”). The Incentive Risk Review Committee undertook review of all the compensation plans of the Company in accordance with the Compensation Guidance. The Compensation Guidance required the Company to assess the balance of risk and reward in all compensation plans, the effectiveness of controls and risk management and the effectiveness of corporate governance, including Board of Director oversight. The Incentive Risk Review Committee reported to the Committee that the Company plans, (1) had a satisfactory balance of risk and reward and (2) that controls, risk management and corporate governance were adequate. The Incentive Risk Review Committee reviews all new plans and any material changes to existing plans in accordance with the Compensation Guidance to continually assess the balance of risk and reward in the Company’s compensation plans. The Incentive Risk Review Committee reports the results of this review to the Committee on an annual basis.

Significant Equity Ownership

The stock ownership guidelines for executive management were reviewed and revised by the Committee in December, 2014 from a fixed-share guideline to a multiple of base salary guideline. The purpose of the ownership guidelines is to encourage executive investment in the enterprise and to align the interest of the executive with those of long-term Company shareholders. Under the revised guidelines each named executive are enouraged retain ownership of shares equaling the following amount of his base salary:

Executive Name	Multiple of Base Salary
Steven G. Bradshaw	6 X base salary
Steven E. Nell	5 X base salary
Norman P. Bagwell	4 X base salary
Stacy C. Kymes	4 X base salary
Donald T. Parker	4 X base salary

The named executives are encouraged to comply with the BOKF Executive Stock Ownership Guidelines by April 1, 2016. Kymes has until April 1, 2018, five years from becoming a named executive, to comply. For a further accounting of BOK Financial named executive equity ownership see the beneficial ownership table on page 7. Base salary may be found in the Summary Compensation Table on page 41.
Shareholder and President and Chief Executive Officer Emphasis on Long-Term Success

Mr. George Kaiser, the largest BOK Financial shareholder and Chairman of the BOK Financial Board, and Mr. Steve Bradshaw, BOK Financial President and Chief Executive Officer, emphasize a long-term approach to management, reducing pressure on executives to realize short-term gains to the detriment of overall long-term success.

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Recoupment of Incentive Compensation

Under the Plan, in the event incorrect financial information or results were used as a basis for calculation of incentive compensation under the Plan, the Board of Directors may direct remedial action including the forfeiture of unpaid incentive compensation and/or the restitution of paid incentive compensation. The Board of Directors may require forfeiture or restitution from any executive who is accountable for the incorrect financial information or results, as well as any executive who erroneously benefits from the incorrect financial information or results.
Evaluating Executive Compensation Relative to Peer and Overall Earnings Performance
By basing the Executive Incentive Plan on peer bank comparison, the Company avoids penalizing executives for general industry and economic downturns and encourages executives to produce the best possible results in good and bad economic times. All of the named executives receive a percentage of their annual incentive based on the per share earnings growth (“EPS Growth”) of the Company compared to peer banks’ EPS Growth. In 2015, Bradshaw was eligible to receive 80% of his annual incentive based on EPS Growth, Nell - 80%, Bagwell - 40%, Kymes - 40% and Parker - 50%, as more fully described under “Annual Incentive Bonus” on page 33. Long-term target compensation, as more fully described under “Long Term Incentive Compensation” on page 35, is based on comparison to the peer bank median, adjusted by the Committee, and is paid in restricted stock, which by the terms of the Plan are performance based. The Committee’s goal has always been to provide competitive remuneration to executives to enable BOK Financial to hire and retain top talent. The Committee has reviewed previous years’ earnings per share performance relative to the peer banks and compensation paid to named executives relative to compensation paid for similar positions at the peer banks.
Factors Used for Establishing Executive Compensation
The following is an explanation of the primary data, metrics and criteria used by the Committee to determine compensation as more fully described in “Components of Compensation” below:

Earnings Per Share Growth Compared to Peers

•	EPS Growth is a component of the annual and long term incentive under the Executive Incentive Plan.

•	The Committee views EPS Growth as an important variable used in public markets to measure profitability and determine the Company’s stock price and, thus, shareholder value.

Business Unit Performance

•
“Business Unit Performance” is determined by comparing the two year average actual financial contribution of a business unit to its planned performance. Business Unit Performance targets are established using standard Company methodologies and approved annually by the Committee on or before March 15 of each year.

•	Linking compensation to Business Unit Performance motivates executives to achieve superior results in their particular business units, contributing to Company-wide profitability.

Strategic Objectives

•	At the beginning of each year, the President and CEO meets with each of the named executives to establish individual strategic objectives.

•	Strategic Objectives focus the executive team on effectively managing risk and building organizational capability.

•	Progress is discussed with each executive periodically throughout the year.

BOK Financial | 29

Peer Group Compensation Data

•
The Company’s internal compensation group completes an annual peer review of executive compensation using publicly available information, including proxy statements. The information is validated by an independent third party.

•	The Committee uses this information to assist in setting salary and, in future years, to establish annual and long-term compensation targets in accordance with the Plan.

•	The Committee annually updates the peer group of bank holding companies in accordance with the following guidelines:

•	The peer banks will include only publicly-traded, SEC registered, United States bank holding companies (BHCs).

•
The Committee uses two peer groups of bank holding companies. “Pay Peers,” used for determining comparable executive compensation, include ten bank holding companies immediately larger in asset size than the Company and ten bank holding companies which are immediately smaller in asset size than the Company. “Performance Peers,” used for determining relative EPS Growth, include all large and mid-cap banking holding companies included in the S&P 1500 index.

For 2015, the Pay Peers are (for the period ending December 31, 2015):

Financial Institution
Fifth Third Bancorp	SVB Financial Group
Regions Financial Corporation	Synovus Financial Corp.
Northern Trust Corporation	East West Bancorp, Inc.
KeyCorp	Cullen/Frost Bankers, Inc.
M&T Bank Corporation	Associated Banc-Corp
Comerica Incorporated	FirstMerit Corporation
Huntington Bancshares Incorporated	First Horizon National Corporation
Zions Bancorporation	Commerce Bancshares, Inc.
First Niagara Financial Group, Inc.	First Citizens Bancshares
City National Corporation	Webster Financial Corporation

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For 2015, the Performance Peers are:

Financial Institution
Associated Banc-Corp	First Niagara Financial Group, Inc.	Regions Financial Corporation
Astoria Financial Corporation	FirstMerit Corporation	SunTrust Banks, Inc.
BancorpSouth, Inc.	Fulton Financial Corporation	SVB Financial Group
Bank of Hawaii Corporation	Hancock Holding Company	Synovus Financial Corp.
BB&T Corporation	Hudson City Bancorp, Inc.	TCF Financial Corporation
Cathay General Bancorp	Huntington Bancshares Incorporated	Trustmark Corporation
City National Corporation	International Bancshares Corporation	U.S. Bancorp
Comerica Incorporated	KeyCorp	Valley National Bancorp
Commerce Bancshares, Inc.	M&T Bank Corporation	Washington Federal, Inc.
Cullen/Frost Bankers, Inc.	New York Community Bancorp, Inc.	Webster Financial Corporation
East West Bancorp, Inc.	Northern Trust Corporation	Wells Fargo & Company
Fifth Third Bancorp	People's United Financial, Inc.	Westamerica Bancorporation
First Citizens Bancshares	PNC Financial Services Group, Inc.	Zions Bancorporation
First Horizon National Corporation	Prosperity Bancshares, Inc.

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Components of Executive Compensation
Comparable Executive Position

For purposes of determining salary and setting targets for both annual and long-term incentive, each named executive’s position is compared to the Pay Peers' executive positions, based upon information reported in shareholder proxy statements or third party compensation survey data (McLagan peer survey data for top corporate banking executives), as follows (each a “Comparable Executive Position”): the Company’s Chief Executive Officer is compared against the chief executive officers of the Pay Peers; the Chief Financial Officer is compared against the chief financial officers of the Pay Peers; and Bagwell, Kymes, and Parker are compared to highest paid positions (excluding the chief executive officer and the chief financial officer) of our Pay Peers.

Salary

In determining base salary, the Committee is directed by the Plan to compare the median base salary of each named executive to that of the Comparable Executive Position from either shareholder proxy statements of Pay Peers, or from a nationally recognized executive compensation survey in the case of a named executive whose Comparable Executive Position is not contained in the proxy statements of Pay Peers. Adjustments to base salary of a named executive may occur based upon a named executive’s experience, scope and scale of position, performance history and effectiveness in building organizational capabilities.

The Committee generally considers base salary that is within plus or minus 10% of peer median to be an acceptable range of deviation. For 2015, the BOK Financial base salary for each of the named executives compared to the median of his Peer Group was as follows:

Executive Name	BOKF Base Pay Compared to Peer Group Median for Comparable Executive Position
Steven G. Bradshaw(1)	83.12%
Steven E. Nell	100.02%
Norman P. Bagwell (2)	117.64%
Stacy C. Kymes	99.07%
Donald T. Parker	89.62%
(1) In determining Bradshaw’s base salary, the Committee discussed and considered experience in role and salary growth opportunity.

(2) The Committee determined the scope and complexity of Bagwell’s position exceeded that of comparable executive positions among Pay Peers.

Executive Incentive Compensation

The Executive Incentive Plan allows the named executives, and certain executives that report directly to, or are designated by, the CEO, to earn (1) an annual cash incentive, which has historically been paid in the first quarter of the year following that to which the service relates, and (2) long-term incentive, which may paid through the award of stock options, service-based restricted stock, performance-based restricted stock, or a combination of service-based and performance-based restricted stock, or stock options, as determined by the Committee. For 2015, the Committee elected to award long-term incentive in the form of restricted shares. No annual cash incentive for any one named executive may exceed $2,000,000. No more than 150,000 shares of restricted stock and 250,000 stock options may be issued to a single named executive in any one year. Share-based compensation is awarded on the second business Friday of January.

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Annual Incentive Bonus

The “Annual Incentive Bonus” is determined as follows:

(i)
The target Annual Incentive Bonus for each named executive is determined annually by the Committee and is a percentage of base salary. The Committee reviews the median Annual Incentive Bonus for named executives’ Comparable Executive Position and adjusts the target Annual Incentive Bonus based upon factors determined by the Committee such as years in the position, responsibilities and performance (the “Annual Incentive Target”). A named executive is entitled to up to 200% of his Annual Incentive Target if the Company’s earnings per share for the performance period equals or exceeds $1.00 per share. The Committee may decrease the payout of the Annual Incentive Bonus based upon Earnings per Share Performance (described below) and Business Unit Performance (described below) or such other factors as determined by the Committee.

(ii)
“Earnings Per Share Performance” is the percentile ranking of the Company after (a) calculating the two year average earnings per share growth (“Average Growth”) for each Performance Peer and for the Company and (b) ranking the Company’s Average Growth compared to the Performance Peers Average Growth, starting with the highest Average Growth and ending with the lowest Average Growth. A named executive shall earn that portion of his or her Annual Incentive Bonus based upon Earnings Per Share Performance (an “EPS Bonus”) using a linear interpolation pursuant to which 0% of the EPS Bonus shall be earned if the Earnings Per Share Performance is below the 30th percentile, 33% of the EPS Bonus shall be earned if the Earnings Per Share Performance is at the 30th percentile, 100% of the EPS Bonus shall be earned if the Earnings Per Share Performance is at the 50th percentile, and 200% of the EPS Bonus shall be earned if the Earnings Per share Performance is at the 80th percentile or above, as illustrated in the following matrix:

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(iii)
A named executive shall earn that portion of his Annual Incentive Bonus based upon a Business Unit Performance (the “Business Unit Bonus”) using a linear interpolation pursuant to which 0% of the Business Unit Bonus shall be earned if Business Unit Performance is below 80%, 33% of the Business Unit Bonus shall be earned if 80% of Business Unit Performance is achieved, 100% of the Business Unit Bonus shall be earned if 100% of Business Unit Performance is achieved, and 200% of the Business Unit Bonus shall be earned if 120% or more of Business Unit Performance is achieved as illustrated in the following matrix:

(iv)
Each named executive is eligible to receive 20% of his Annual Incentive Bonus based on the Strategic Objective goal achievement.  The Strategic Objectives are established by the Chief Executive Officer and were reviewed and approved by the Committee on February 24, 2015 for service performed in 2015.  Strategic Objectives recognize the importance of focus by the named executive on effectively managing risk and building organizational capability.

(v)	For 2015, the Annual Incentive Targets and payouts for the named executives are as follows:

Annual Incentive Bonus Factors
Executive Name	Target Award % of Base	BOKF EPS Growth		Business Unit		Strategic Objectives		Final Payouts (3)
		Weight	Achieved (%) (1)	Weight	Achieved (%)	Weight	Achieved (%)(2)	($)	% of Base
Steven G. Bradshaw	100%	80%	—%	—%	—%	20%	110%	$181,280	22%
Steven E. Nell	60%	80%	—%	—%	—%	20%	120%	$74,160	24%
Norman P. Bagwell	90%	40%	—%	40%	111%	20%	110%	$260,661	67%
Stacy C. Kymes(4)	90%	40%	—%	40%	174%	20%	120%	$337,176	94%
Donald T. Parker	70%	50%	—%	30%	99%	20%	100%	$156,366	50%
(1) For 2015, BOKF Earnings per Share Performance percentile rank was 13.5%.

(2) At the February 23, 2016 Compensation Committee meeting, Bradshaw presented his detailed assessments of the executives' performance against the strategic objectives established by the Committee, and the Committee approved those achievement percentages. Bradshaw's achievement percentage was determined by the Committee on that date.

(3) Final payouts were approved by the Committee on February 23, 2016.

(4)	Kymes transitioned from Chief Credit Officer to the Corporate Banking Executive position in April 2015. For 2015, his bonus was weighted 20% for credit quality and 20% for Business Unit Performance.

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Long Term Incentive Compensation

“Long Term Incentive Compensation” is determined as follows:

(i)
The Long Term Incentive Compensation target amount for each Comparable Executive Position at each Pay Peer is calculated based upon such Pay Peers' latest proxy statements (the “Pay Peer Long Term Incentive Compensation Amount”).

(ii)
The Long Term Incentive Compensation awarded to each named executive is based upon the median of all the Pay Peer Long Term Incentive Compensation Amounts corresponding to such Plan participant’s Comparable Executive Position, adjusted by the Committee using such factors as years in the position, responsibilities, and performance. The amounts paid to the Executives as restricted stock awards may be found in column (e) of the Summary Compensation Table on page 41.

(iii)	For 2015, the named executives were awarded the following percentage of Long Term Incentive Compensation:

Executive Name	2014 LTI Target (as a % of base)	Performance-Based (as a % of target)	Service-Based (as a % of target)
Steven G. Bradshaw	261%	77%	23%
Steven E. Nell	178%	43%	57%
Norman P. Bagwell	174%	42%	58%
Stacy C. Kymes	172%	45%	55%
Donald T. Parker	166%	47%	53%

Long Term Incentive Compensation is paid through the award of service-based restricted stock, performance-based restricted stock, or a combination of service-based and performance based restricted stock, as determined by the Committee annually prior to March 15 of the applicable year. Service-based and performance-based restricted stock is issued pursuant to, and subject to the additional terms of (including restrictions and forfeiture), the BOK Financial Corporation 2009 Omnibus Incentive Plan (the “Omnibus Plan”). Performance-based restricted stock vests once such performance-based restricted stocks are earned as described in paragraph (ii) below and generally may not be transferred by the named executive until two years after vesting. Service-based restricted stock vests once such service-based restricted stocks are earned as described in paragraph (iv) below, and generally may not be transferred by the named executive until two years after vesting.

(i)
“Long Term Incentive EPS Performance” is the percentile ranking of the Company after (a) calculating the trailing three-year period earnings per share growth (determined as of the second anniversary of the end of the year in respect of which the performance-based restricted stocks were awarded) (the “Three Year EPS Average Growth”) for each Performance Peer and for the Company and (b) ranking the Company’s Three Year EPS Average Growth compared to the Performance Peers’ Three Year EPS Growth Average, starting with the highest Three Year EPS Average Growth and ending with the lowest Three Year EPS Average Growth.

BOK Financial | 35

(ii)
Each annual award of performance-based restricted stocks is reviewed for performance as of the second year-end anniversary of the year in respect of which the performance-based restricted stocks were awarded (the “Reviewed Restricted Stocks”). A named executive shall earn Reviewed Restricted Stocks using a linear interpolation pursuant to which 0% of the Reviewed Restricted Stocks shall be earned if the Long Term Incentive EPS Performance is below the 30th percentile, 33% of the Reviewed Restricted Stocks shall be earned if the Long Term Incentive EPS Performance is at the 30th percentile, 100% of the Reviewed Restricted Stocks shall be earned if the Long Term Incentive EPS Performance is at the 50th percentile, and 200% of the Reviewed Restricted Stocks shall be earned if the Long Term Incentive EPS Performance is at the 80th percentile or above as illustrated in the following matrix:

(iii)
In the event that the Long Term Incentive EPS Performance is such that performance exceeds the target grant (e.g. 120% of target), the named executive receives an additional grant of performance-based restricted stock that equals the difference between the number of performance-based restricted stock that was granted at target and that which was earned pursuant to the immediately preceding paragraph (ii) (e.g. 20%) (the “Shares Exceeding Target”). The vesting and transfer restrictions on the Shares Exceeding Target shall be equal in duration to the Reviewed Restricted Stock. In the event that the Long Term Incentive EPS Performance is such that performance does not exceed the target grant, the named executive shall forfeit the performance-based restricted stock received in accordance with the preceding paragraph (ii) but not earned by the named executive.

(iv)
To the extent the Company’s earnings per share for the year in which service-based restricted stock are granted (the “Service-Based Performance Year”) does not equal or exceed $1.00 per share (adjusted for stock dividends or distributions, recapitalizations, merger, consolidation, exchange of shares, stock splits or the like), the named executive shall forfeit all the service-based restricted stock granted to him in such Service-Based Performance Year on or before March 15 of the year following the Service-Based Performance Year. To the extent the Company’s earnings per share for the year following the grant of service-based restricted stock equal or exceed $1.00 per share (adjusted for stock dividends or distributions, recapitalizations, merger, consolidation, exchange of shares, stock splits or the like), the named executive retains all the service-based restricted stock granted to him or her the previous year and such shares shall be earned and vest three years following the date of grant.

BOK Financial | 36

401(k) Plan

Executives may contribute to the BOKF 401(k) Plan. Employee contributions are matched by the Company up to 6% of base compensation based on years of service and subject to 401(k) Plan limits. Named executives may direct the investments of their accounts in a variety of options, including BOK Financial common stock.

Perquisites and Other Personal Benefits

Other than participation in the plans and programs described above, benefits which are very immaterial in nature and disclosed in footnote 5 to the Summary Compensation Table on page 41-42, or benefits which are provided to employees generally such as health and dental insurance, the Company does not provide perquisites or other personal benefits to named executive officers.
Compensation Philosophy and Objectives

The BOK Financial executive compensation program has many objectives, all of which are designed to enhance Company value. Because no single type of compensation award or performance criteria could achieve all objectives, several types of compensation performance criteria and awards are used to achieve the maximum benefit from executive compensation.

There is no pre-established policy or target for allocating executive compensation between cash and equity, long-term and short-term. Rather, the Committee considers its varied objectives, personal performance, Company performance and data regarding peer bank compensation to establish the appropriate level and mix of incentive compensation. The Committee has generally chosen not to consider the benefits to named executives from previously awarded compensation other than to establish a baseline for future compensation.

Company executive compensation objectives include:

Sustained, Above Peer Performance - BOK Financial rewards sustained above peer performance through the Executive Incentive Plan which uses comparative EPS Growth as a metric.

Individual Performance and Teamwork - Annual incentive compensation promotes individual performance with a percentage of annual incentive compensation being based on Business Unit Performance (except for the CEO and CFO) and a percentage being based on EPS Growth, with potential downward adjustments for failure to meet individual performance goals. Long-term compensation, which is awarded entirely as equity, promotes teamwork by aligning all executives’ interests with the success of the Company as a whole.

Link Compensation to Operational Results - By using EPS Growth and Business Unit Performance as the metrics for performance, both annual and long-term compensation are directly tied to financial performance of the Company. The Committee also considers the financial success of the Company when determining salary.

Competition with Peer Banks - To attract and retain superior executives, BOK Financial strives to provide levels of compensation comparable to competitor banks. The Committee considers peer compensation data when establishing salary and incentive compensation targets.

Align Executive Interests with Shareholder Interests - While BOK Financial does not have a specific policy or target for determining the allocation between equity and cash awards, the Company does promote equity ownership to align executive interests with shareholder interests. All long-term executive compensation is paid in restricted stock. Stock ownership guidelines as described on page 28 require executives to retain a Company stock.

BOK Financial | 37

Change in Control and Termination Benefits

The Company has a limited number of change in control benefits for executive officers. If an executive, or any employee of BOK Financial, is terminated within one year after a “change in control” (as defined in footnote 3 on page 50), and such termination is other than “for cause” (as defined in footnote 4 on page 50), then all unvested performance shares and stock options he or she has been granted vest. Stock options must then be exercised within 90 days of the change in control.

Executive officers receive the same severance benefits as other BOK Financial employees which are based upon the amount of time a person has been employed by the Company. The named executives are entitled to receive additional severance pursuant to their employment agreements as more fully described in Potential Payments upon Termination found on page 49. The Company believes that the severance and termination payments help recruit and retain senior executives by protecting them in the event their positions are adversely impacted by an unexpected change in circumstance and are consistent with those offered by competitors.
Equity Grant Policy

In 2004, BOK Financial initiated a policy of granting all Company stock options and restricted stock, to both named executives and all other Company employees, on the first business Friday in January. This date was chosen by the Chief Executive Officer and the Chairman of the Board and is also the date that performance shares are awarded pursuant to the Executive Incentive Plan. In 2006, the pre-established grant date was changed to the second business Friday in January to account for administrative challenges during the holiday season (the “Grant Date”).

All stock options awarded by BOK Financial are priced at the market value for BOK Financial common stock on NASDAQ as of the Grant Date. There is no program or policy to coordinate the granting of options with the release of material non-public information as all grants occur on the Grant Date, including those made to new executive officers.
Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code

Both annual incentive and long-term awards made pursuant to the Executive Incentive Plan are designed to comply with Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly-held company is allowed to deduct each year for the compensation paid to each of the corporation’s chief executive officer and three most highly compensated executive officers other than the chief financial officer. However, performance-based compensation determined in accordance with IRS regulations is not subject to the limit. In order to qualify as performance-based compensation, payments must be computed on the basis of an objective, performance-based standard determined by a committee that consists solely of two or more voting outside directors and the material terms under which the compensation is to be paid, including the performance metrics, must be disclosed to and approved by the shareholders.

Section 409A of the Internal Revenue Code

If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the Internal Revenue Code, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to substantial risk of forfeiture. In such case, the Service Provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit included in the income. The Company believes all deferred compensation benefits currently comply with 409A.

BOK Financial | 38

Committee Report
The Committee meets as often as necessary to perform its duties and responsibilities. The Committee held four meetings during fiscal year 2015. The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Committee, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and delivered to shareholders.

COMPENSATION COMMITTEE
Joseph W. Craft III (Chairman)
Chester E. Cadieux, III (non-voting)
David F. Griffin (non-voting)
George B. Kaiser (non-voting)
Steven J. Malcolm
E.C. Richards

BOK Financial | 39

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s equity compensation plans in effect at December 31, 2015. The 2009 Omnibus Incentive Plan and the BOK Financial Directors Stock Compensation Plan are included in the table. The material features of the compensation plans are described within Note 12 of the Company's Notes to Consolidated Financial Statements, which was included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2016.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (1)
Equity compensation plans approved by security holders:
(a) Stock options	480,035	$49.75	2,996,456
(b) Non-vested common shares	789,685	Not applicable	Not applicable
Sub-total	1,269,720		2,996,456
Equity compensation plans not approved by security holders	None	None	None
Total	1,269,720		2,996,456

(1)	Includes 408,919 shares of common stock which may be awarded pursuant to the BOK Financial Directors Stock Compensation Plan.

BOK Financial | 40

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table provides summary information concerning the compensation of the named executive officers for the past three fiscal years.

Executive Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Award ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Steven G. Bradshaw	2015	$824,000	$—	$2,148,000	$—	$181,200	$7,197	$34,800	$3,195,197
President & Chief Executive Officer	2014	$800,000	$—	$4,610,626	$—	$5,204,968	$32,911	$34,526	$10,683,031
	2013	$484,275	$—	$229,091	$229,063	$248,085	$24,943	$47,068	$1,262,525
Steven E. Nell	2015	$515,000	$—	$916,500	$—	$74,160	$3,866	$33,600	$1,543,126
Executive Vice President, Chief Financial Officer	2014	$490,700	$—	$3,147,557	$—	$4,530,966	$10,398	$31,200	$8,210,821
	2013	$439,354	$—	$248,991	$248,964	$259,838	$26,119	$30,600	$1,253,866
Norman P. Bagwell	2015	$435,000	$—	$756,750	$—	$260,661	$—	$19,067	$1,471,478
Executive Vice President, Chief Executive Officer of Bank of Texas	2014	$421,750	$—	$1,816,382	$—	$2,869,454	$—	$18,647	$5,126,233
	2013	$403,054	$—	$429,254	$—	$209,681	$—	$211,458	$1,253,447
Stacy C. Kymes	2015	$400,000	$—	$687,000	$—	$337,176	$1,461	$38,030	$1,463,667
Executive Vice President, Chief Credit Officer(6)

Donald T. Parker	2015	$450,000	$—	$745,000	$—	$156,366	$—	$15,900	$1,367,266
Executive Vice President, Chief Risk Officer & Chief Information Officer (6)	2014	$435,333	$—	$2,151,612	$—	$3,641,926	$—	$15,600	$6,244,471

(1)
The amounts in column (e) are the grant date fair value of the non-vested stock awards. The awards granted in 2014 were significantly higher than usual because of awards granted under the True-Up Plan, which was approved by shareholders in 2011 and addressed inequity in annual and and long-term incentive resulting from the earnings per share percentile "bounce-back" by peer banks that performed poorly during the economic downturn. The True-Up Plan was designed to allow for the restoration of the Company's named executives' annual and long-term-compensation to levels comparable to that of named executives at the peer banks with comparative earnings per share performance form 2006 through 2013, and was described in more detail in the Company's proxy statement on Schedule 14A filed with the SEC on March 18, 2015.

(2)	The amounts in column (f) are the grant date fair value of the non-vested option awards.

(3)
The amounts in column (g) reflect the annual cash awards made pursuant to the Executive Incentive Plan, which is discussed in further detail on page 32 under the heading “Components of Executive Compensation.” Incentive amounts are paid at a targeted percentile of our peer group. The amounts for 2014 also reflect cash awards made as part of the True-Up Plan.

(4)
The amounts in column (h) for 2015 include (i) the actuarial increase in the present value of the named executive officer’s benefits under the Company pension plan using a discount rate defined in the Pension Plan and (ii) Nonqualified Deferred Compensation Earnings further described in column (d) of the Nonqualified Deferred Compensation Table on page 48. Executives who did not have the ability to defer income or who chose not to defer income are not required to disclose investment income on the Summary Compensation Table.

BOK Financial | 41

(5)
The amounts in column (i) for 2015 are derived from Company matching contributions to the 401(k) Thrift Plan as follows: Bradshaw, $31,800; Nell, $31,800; Bagwell, $15,900; Kymes, $31,800; and Parker, $15,900. Amounts also include trip earnings (personal portion of a trip such as an accompanying spouse or a free day) as follows: Bagwell $3,167 and Kymes $3,230, and a Champion Health corporate members wellness benefit for named executive officers and spouse as follows: Bradshaw, $3,000; Nell, $1,800; and Kymes, $3,000.

(6)	Kymes was not a named executive officer in 2013 or 2014 and Parker was not a named executive officer in 2013.

OPTION EXERCISES AND STOCK VESTED

The following table provides certain information concerning the exercise of stock options and the vesting of performance shares by the named executive officers during fiscal year 2015:

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Executive Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven G. Bradshaw	15,581	$300,060	7,796	$466,123
Steven E. Nell	26,625	$509,877	4,467	$267,082
Norman P. Bagwell	1,600	$19,136	10,088	$603,162
Stacy C. Kymes	12,280	$219,956	1,779	$95,621
Donald T. Parker	41,439	$841,033	5,706	$341,162

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GRANTS OF PLAN-BASED AWARDS

The following table provides certain information with respect to (i) non-equity annual incentive awards made pursuant to the Executive Incentive Plan, (ii) the options, service and performance shares awarded as long-term compensation pursuant to the Executive Incentive Plan and (iii) payments made in the form of cash and performance shares pursuant to the True-Up Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Executive Name	Grant Date (m/dd/yy)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under-lying Options (#)	Exercise or Base Price of Option Award ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(8)
Steven G. Bradshaw	(1)	$217,536	$659,200	$1,318,400
	(2)		$164,800	$197,760
	1/9/2015 (5)				9,794	29,678	59,356	29,678			$1,648,019
	1/9/2015 (6)							9,004			$499,992
Steven E. Nell	(1)	$81,576	$247,200	$494,400
	(2)		$61,800	$74,160
	1/9/2015 (5)				2,357	7,141	14,282	7,141			$396,540
	1/9/2015 (6)							9,363			$519,927
Norman P. Bagwell	(1)	$51,678	$156,600	$313,200
	(2)		$78,300	$93,960
	(3)	$51,678	$156,600	$313,200
	1/9/2015 (5)				1,900	5,758	11,516	5,758			$319,742
	1/9/2015 (6)							5,169			$287,035
	3/31/2015 (7)							2,450			$149,989
Stacy C. Kymes	(1)	$47,520	$144,000	$288,000
	(2)		$72,000	$86,400
	(3)	$47,520	$144,000	$288,000
	1/9/2015 (5)				1,818	5,509	11,018	5,509			$305,915
	1/9/2015 (6)							6,863			$381,102
Donald T. Parker	(1)	$51,975	$157,500	$315,000
	(2)		$63,000	$75,600
	(4)	$31,185	$94,500	$189,000
	1/9/2015 (5)				2,059	6,240	12,480	6,240			$346,507
	1/9/2015 (6)							7,176			$398,483

(1)
Bradshaw and Nell receive 80%, Parker receives 50%, and Bagwell and Kymes receive 40% of their annual incentive based on EPS Growth. Annual incentive cash awards were finalized and approved by the Committee on February 23, 2016 and are provided in column (g) of the “Summary Compensation Table” on page 41 herein. For final target achievement and payout, see the Annual Incentive Bonus Factors chart on page 34. The total annual incentive cannot exceed $2,000,000 for any participant per the Executive Incentive Plan.

(2)
Represents annual incentive targets for achievement of Strategic Objectives established by the Committee on February 24, 2015 for service performed in 2015. The named executives were eligible to receive 20% of their annual incentive based on Strategic Objective goal achievement.

(3)
Represents annual incentive targets for Business Unit Annual Incentive Bonus for Bagwell and Kymes established by the Committee on February 24, 2015 for service performed in 2015. Bagwell received 40% of his annual incentive based on Business Unit Performance and Kymes received 20% for credit quality and 20% for Business Unit Performance.

BOK Financial | 43

(4)
Represents annual incentive targets for Annual Incentive Bonus for Parker established by the Independent Compensation Committee on February 24, 2015 for service performed in 2015. Parker was eligible to receive 30% of his annual incentive based on individual performance metrics (net direct operations percent achievement to plan).

(5) Represents performance shares granted as long-term incentive pursuant to the Executive Incentive Plan. Performance shares vest when earned and are subject to a two year hold requirement, followed by stock ownership guidelines as further described in “Compensation Discussion and Analysis” on page 27 herein.

(6) Represents service shares granted as long-term incentive pursuant to the Executive Incentive Plan. Service shares vest on the third anniversary of the last day of the year for which the service shares were issued and are subject to a two year hold requirement, followed by stock ownership guidelines as further described in “Compensation Discussion and Analysis” on page 27 herein.

(7) Bagwell was awarded additional service shares for his expanded responsibilities.

(8) Amounts reported in column (l) represent the grant-date fair value of non-vested stock awarded. The Company’s policy regarding the valuation of stock compensation is included in footnote 1 and assumptions used in the calculation of the grant-date fair value of stock compensation are included in footnote 12 of the Company’s audited consolidated financial statements for the year ended December 31, 2015 which was included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2016.

BOK Financial | 44

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table includes stock options and performance shares outstanding as of December 31, 2015.

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Executive Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date (m/dd/yy)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Steven G. Bradshaw		4,283		$36.65	1/8/19
		3,384		$55.74	1/10/19
		3,384		$55.74	1/10/20
		3,384		$55.74	1/10/21
		3,384		$55.74	1/10/22
		3,384		$55.74	1/10/23
		2,472		$55.94	1/13/19
		2,472		$55.94	1/13/20
		2,472		$55.94	1/13/21
		1,847		$58.76	1/12/19
		1,847		$58.76	1/12/20
		1,847		$58.76	1/12/21
		1,848		$58.76	1/12/22
					1/20/17	2,526	$151,030
					2/28/17			24,856	$1,486,140
					2/14/18			29,678	$1,774,448
					2/15/18	9,004	$538,349
Total		36,008				11,530	$689,379	54,534	$3,260,588
Steven E. Nell	3,729			$36.65	1/8/17
	3,728			$36.65	1/8/18
		3,729		$36.65	1/8/19
	6,202			$48.46	1/10/17
	6,202			$48.46	1/10/18
	4,741			$54.33	1/11/17
	3,678			$55.74	1/10/17
	3,678			$55.74	1/10/18
		3,678		$55.74	1/10/19
		3,678		$55.74	1/10/20
		3,678		$55.74	1/10/21
		3,678		$55.74	1/10/22
		3,678		$55.74	1/10/23
	5,147			$55.94	1/13/17
	5,147			$55.94	1/13/18
		5,147		$55.94	1/13/19
		5,148		$55.94	1/13/20
		5,148		$55.94	1/13/21

BOK Financial | 45

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Executive Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date (m/dd/yy)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Steven E. Nell	1,417			$58.76	1/12/2017
	1,417			$58.76	1/12/2018
		1,418		$58.76	1/12/2019
		1,418		$58.76	1/12/2020
		1,418		$58.76	1/12/2021
		1,418		$58.76	1/12/2022
					1/20/2017	1,939	$115,933
					2/28/2017	2,194	$131,179
					2/28/2017			5,120	$306,125
					2/14/2018			7,141	$426,960
					2/15/2018	9,363	$559,814
Total	45,086	43,234				13,496	$806,926	12,261	$733,085
Norman P. Bagwell	2,857			$36.65	1/8/18
		2,857		$36.65	1/8/19
	1,600			$55.94	1/13/17
	1,600			$55.94	1/13/18
		1,601		$55.94	1/13/19
		1,601		$55.94	1/13/20
		1,601		$55.94	1/13/21
					1/20/17	3,517	$210,281
					2/28/17	1,984	$118,623
					2/28/17			4,630	$276,828
					2/14/18			5,758	$344,271
					2/15/18	7,619	$455,540
Total	6,057	7,660				13,120	$784,445	10,388	$621,099
Stacy C. Kymes	1,482			$36.65	1/8/2018
		1,482		$36.65	1/8/2019
	254			$48.30	1/14/2018
		254		$48.30	1/14/2019
		255		$48.30	1/14/2020
	1,582			$48.46	1/10/2018
	279			$55.94	1/13/2018
		279		$55.94	1/13/2019
		280		$55.94	1/13/2020
		280		$55.94	1/13/2021
	902			$58.76	1/12/2018
		902		$58.76	1/12/2019
		902		$58.76	1/12/2020
		902		$58.76	1/12/2021
		903		$58.76	1/12/2022
					2/3/2016	1,955	$116,889
					2/29/2016	2,691	$160,895
					2/2/2017	1,234	$73,781
					2/28/2017	1,769	$105,769
					2/28/2017			4,127	$246,753

BOK Financial | 46

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Executive Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date (m/dd/yy)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)

Stacy C. Kymes					2/14/18			5,509	$329,383
					2/15/18	6,863	$410,339
Total	4,499	6,439				14,512	$867,672	9,636	$576,136
Donald T. Parker	7,155			$36.65	1/8/18
		7,154		$36.65	1/8/19
	5,933			$48.46	1/10/18
	2,733			$55.74	1/10/18
		2,733		$55.74	1/10/19
		2,733		$55.74	1/10/20
		2,733		$55.74	1/10/21
		2,733		$55.74	1/10/22
		2,733		$55.74	1/10/23
	1,600			$55.94	1/13/18
		1,601		$55.94	1/13/19
		1,601		$55.94	1/13/20
		1,601		$55.94	1/13/21
					1/20/17	3,485	$208,368
					2/28/17	2,112	$126,276
					2/28/17			4,928	$294,645
					2/14/18			6,240	$373,090
					2/15/18	7,176	$429,053
Total	17,421	25,622				12,773	$763,698	11,168	$667,735

(1)
Columns (b) and (c) represent stock options which vest 1/7 each year in accordance with the BOK Financial 2003 Stock Option Plan (as amended) and the BOK Financial 2009 Omnibus Incentive Plan and terminate three years after vesting.

(2)
Column (d) represents stock options granted as long-term incentive pursuant to the Executive Incentive Plan, the amount of which remains subject to adjustment based on EPS Growth over a three year performance period as further described in “Compensation Discussion and Analysis” on page 27.

(3)
Column (g) represents performance shares which are not subject to adjustment based upon the three year performance period, but which have not yet completed the vesting period. Performance shares vest pursuant to the Executive Incentive Plan. Shares may not be sold unless certain stock ownership guidelines are met as described in “Compensation Discussion and Analysis” on page 27.

(4)	Market value of performance shares is based on the fair market value of Company common stock on the last day of the year for which the market is open.

(5)
Column (i) represents performance shares granted as long-term incentive pursuant to the Executive Incentive Plan the amount of which remains subject to adjustment based on EPS Growth over a three year performance period as further described in Compensation Discussion and Analysis on page 27. Performance shares vest pursuant to the Executive Incentive Plan. Shares may not be sold unless certain stock ownership guidelines are met as described in “Compensation Discussion and Analysis.”

BOK Financial | 47

PENSION BENEFITS

The normal retirement age under the BOK Financial Pension Plan (the Plan) is age 65. At that time, a participant may receive a lump sum equal to his or her account balance. In lieu of a lump sum payment, the participant may elect to receive an annuity payment from the Plan based on different optional forms of payments defined in the Plan.

The following table shows the present value of accumulated benefits in the Plan for the named executive officers:

(a)	(b)	(c)	(d)	(e)
Executive Name(1)	Plan Name	Number of Years Credited Service(2)	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Steven G. Bradshaw	BOKF Pension Plan	15	$168,362	$—
Steven E. Nell	BOKF Pension Plan	14	$130,930	$—
Stacy C. Kymes	BOKF Pension Plan	9	$49,500	$—

(1)	Bagwell and Parker are named executives, but are not listed as they do not participate in the BOKF Pension Plan.

(2)
Named executives are credited with the number of years employed by the Company since the Pension Plan’s inception in 1987 (through December 31, 2005 when the number of years of credited service was frozen).

NONQUALIFIED DEFERRED COMPENSATION

Pursuant to individual Deferred Compensation Agreements, Bradshaw and Nell were permitted, until December 31, 2004, to defer certain compensation (Bagwell and Parker were not permitted to defer compensation because they joined BOKF in 2008 and 2005, respectively, and Kymes was not an eligible executive at that time). In response to IRS guidance, these Deferred Compensation Agreements were amended in December of 2004 to preclude the deferral of future compensation and subsequently terminated. Future deferrals would require entry into a new agreement. No named executive officer has entered into a new deferred compensation agreement or elected to participate in the Company's existing deferred compensation plan, established in 2014.

The following table describes the current balance of deferral accounts:

Executive Name(1)	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Steven G. Bradshaw			$2,226 (2)	$—	$286,768

(1)	Bradshaw is the only named executive to have a deferral account balance.

(2)
Earnings include gains or losses reported on investments in distressed asset and venture capital funds, and interest earned on uninvested cash accrued at BOKF’s money market deposit rates as well as dividends paid and changes in fair value of BOK Financial common stock.

BOK Financial | 48

POTENTIAL PAYMENTS UPON TERMINATION

The following table shows potential payments to the named executive officers under existing contracts, agreements, plans or arrangements for various scenarios, assuming a December 31, 2015 termination date. Each of the named executive officers is subject to an employment agreement.

Executive Name(1)	Compensation Component	Termination without Cause(2)	Termination without Cause Following a Change of Control(3)	Termination for Cause(4)
Steven G. Bradshaw	Salary/Severance	$1,234,840	$1,648,000
	Unvested Stock Options	$203,797	$203,797
	Unvested Performance Shares	$3,949,967	$3,949,967
	Other (5)	$3,000	$3,000	$3,000
TOTAL		$5,391,604	$5,804,764	$3,000
Steven E. Nell	Salary/Severance	$772,200	$1,030,000
	Unvested Stock Options	$226,066	$226,066
	Unvested Performance Shares	$1,540,011	$1,540,011
	Other (5)	$3,000	$3,000	$3,000
TOTAL		$2,541,277	$2,799,077	$3,000
Norman P. Bagwell	Salary/Severance	$618,964	$870,000
	Unvested Stock Options	$84,603	$84,603
	Unvested Performance Shares	$1,405,543	$1,405,543
	Other (5)	$3,000	$3,000	$3,000
TOTAL		$2,112,110	$2,363,146	$3,000
Stacy C. Kymes	Salary/Severance	$499,960	$800,000
	Unvested Stock Options	$47,089	$47,089
	Unvested Performance Shares	$1,443,809	$1,443,809
	Other (5)	$3,000	$3,000	$3,000
TOTAL		$1,993,858	$2,293,898	$3,000
Donald T. Parker	Salary/Severance	$562,455	$900,000
	Unvested Stock Options	$239,738	$239,738
	Unvested Performance Shares	$1,431,432	$1,431,432
	Other (5)	$3,000	$3,000	$3,000
TOTAL	Total	$2,236,625	$2,574,170	$3,000

(1)
Executive payments upon termination do not include payments of deferred compensation which, if applicable, are described on page 48. The table assumes (i) that the executive has been paid all amounts owed through the date of termination, (ii) the closing price of BOK Financial common stock of $59.79 (as reported on NASDAQ as of December 31, 2015); and (iii) salary, stock option and performance share information as of December 31, 2015. Except as expressly provided herein or amounts owed up through the date of termination, Executive does not receive any additional payments in the event of voluntary termination, early retirement (prior to age 65), retirement (age 65 or older), involuntary for cause termination, change in control, or upon death or disability.

(2)
When the executive’s employment is terminated without cause, he shall receive standard severance pay for senior executives in effect at the time of termination, and in addition, an amount equal to the executive’s then annual salary payable in one lump sum payment. The executive shall be entitled to receive pension, thrift, medical insurance, disability insurance plans benefits and other fringe benefits accrued through, but not beyond the date of termination, and shall be entitled to receive pay for vacation in accordance with the Company’s existing policy. Options held by the executive shall vest and shall be exercisable for ninety days following termination and restricted stock held by the executive shall continue to be owned by the executive but shall remain subject to all applicable restrictions.

BOK Financial | 49

(3)
When the executive’s employment is terminated without cause following a change of control, he shall receive a lump sum payment in an amount equal to two times executive’s then Annual Salary at the time of termination in lieu of standard and enhanced severance amounts. “Change of Control” occurs when either (i) Mr. George Kaiser, affiliates of George B. Kaiser, George B. Kaiser Foundation, George Kaiser Family Foundation, and/or members of the family of George B. Kaiser collectively cease to own more shares of the voting capital stock of BOK Financial than any other shareholder (or group of shareholders acting in concert to control BOK Financial to the exclusion of George B. Kaiser, affiliates of George B. Kaiser, George B. Kaiser Foundation, George Kaiser Family Foundation, and/or members of the family of George B. Kaiser), or (ii) BOK Financial shall cease to own directly and indirectly more than fifty percent (50%) of the voting capital stock of BOKF, NA.

(4)
Termination of executive for cause would generally be termination for (i) failure to substantially perform his duties, (ii) committing any act which is intended to injure BOK Financial or its affiliates, (iii) charged, indicted or convicted of any criminal act or act involving moral turpitude, (iv) committing any dishonest or fraudulent act which is material to BOKF or its affiliates, including reputation or (v) refusing to obey orders of the CEO unless such instructions would require executive to commit an illegal act, could subject executive to personal liability, would require executive to violate the terms of his agreement or are inconsistent with recognized ethical standards or inconsistent with the duties of an officer of the bank.

(5)
For a period of two years following any termination for cause, and for a period of one year following any termination for any reason other than cause, the executive is prohibited from directly or indirectly contacting or soliciting, in any manner, individuals or entities who were at any time during the term of the executive’s employment agreement clients of BOK Financial or any of its affiliates, for the purpose of providing banking, trust, investment, or other services provided by BOK Financial or any of its affiliates, or contacting or soliciting employees of BOK Financial or any affiliates of BOK Financial to seek employment with any person or entity except BOK Financial and its affiliates. In exchange, the executive shall receive $3,000 in arrears for each year the non-solicitation agreement is in effect.

BOK Financial | 50

RELATED PARTY TRANSACTION REVIEW AND APPROVAL POLICY

BOK Financial has a written related party transaction policy, approved by the Audit Committee, which requires that all related party transactions reportable pursuant to SEC regulation S-K, Item 404(a) must be submitted to the Chief Financial Officer (“CFO”) for review. The Audit Committee conducts appropriate review and oversight of non-credit related party transactions for potential conflict of interest situations in accordance with NASDAQ Rule 5630(a), and the Credit Committee reviews and oversees related party credit transactions.

The related-party transaction must be intended for the benefit of the Company and made on terms no less favorable than those terms for unrelated persons. The CFO must also consider whether the transaction is occurring at arm’s length and the impact of the related party transaction on financial statement accounting and disclosure.

If the CFO determines that the transaction would be material, he must present the details and his conclusion to the Chairman of the Audit Committee. The Chairman of the Audit Committee will submit the related party transaction to the Audit Committee for approval based upon the same criteria as considered by the CFO, in addition to such criteria as may be deemed relevant by the members.

The Company annually requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions. The Company’s Office of General Counsel reviews all transactions disclosed in the officer and director questionnaires and discusses any transactions not previously identified with the CFO and verifies compliance with independence requirements under NASDAQ Rule 5605 and Section 162(m) of the Internal Revenue Code.

CERTAIN TRANSACTIONS

Certain principal shareholders, directors of the Company and their associates were customers of and had loan transactions with BOK Financial or its subsidiaries during 2015. None of them currently outstanding are classified as nonaccrual, past due, restructured or potential problem loans. All such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company, and (iii) did not involve more than normal risk of collectability or present other unfavorable features.

Certain related parties are customers of the Company for services other than loans, including consumer banking, corporate banking, risk management, wealth management, brokerage and trading, or fiduciary/trust services. The Company engages in transactions with related parties in the ordinary course of business and in compliance with applicable regulation.

BOK leases office space in the Copper Oaks and Lewis Center facilities located in Tulsa, Oklahoma, which are owned by Mr. Kaiser and affiliates. Lease payments for both facilities totaled $974,970 in 2015.

QuikTrip Corporation has entered into a fee sharing agreement with TransFund, BOKF’s automated teller machine ("ATM") network (“TransFund”), respecting transactions completed at TransFund ATMs placed in QuikTrip locations. In 2015, BOKF paid QuikTrip approximately $5.25 million pursuant to this agreement. Mr. Cadieux, a BOK Financial director, is Chief Executive Officer, Chairman, and a shareholder of QuikTrip Corporation.

Great Plains National Bank, located in Elk City, Oklahoma, received ATM and debit card services from TransFund for which it paid approximately $653,000 in fees. Steven Nell, the Company’s Chief Financial Officer, and certain family members own approximately 14.4% of Great Plains National Bank. Mr. Nell’s parents are members of the Great Plains National Bank Board of Directors.

BOK Financial | 51

In 2009, Argonaut VPP, an affiliate of Mr. Kaiser, entered into natural gas and oil hedges. The fair value of the hedges depends on the market price of the hedged commodities, varies from day to day, and could, on any given day, be a long or short position. BOK offsets customer positions with counterparties. On December 31, 2015, the fair value of the hedge was positive $3.744 million from Argonaut VPP’s perspective. Argonaut VPP did not enter into any new natural gas or oil hedges in 2015.

In 2012, Griffin Communications, L.L.C. entered into an interest rate hedge with BOK. On December 31, 2015, the total fair value of the interest rate hedge for Griffin was positive $439,631 from Griffin Communications’ perspective. Mr. Griffin, a BOK Financial director, is President and Chief Executive Officer of Griffin Communications, L.L.C.

INSIDER REPORTING

Based upon a review of the filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal year 2015 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 with the exception of a late report in February 2016 as a result of an administrative error relating to three dispositions in August 2015 of shares beneficially owned by Bell.

PROPOSALS OF SHAREHOLDERS

The Board of Directors will consider proposals of shareholders intended to be presented for action at the Annual Meeting of Shareholders. According to the rules of the Securities and Exchange Commission, such proposals shall be included in the Company's Proxy Statement if they are received in a timely manner and if certain other requirements are met. For a shareholder proposal to be included in the Company's Proxy Statement relating to the 2017 Annual Shareholders' Meeting, a written proposal complying with the requirements established by the Securities and Exchange Commission must be received at the Company's principal executive offices, located at Bank of Oklahoma Tower, Tulsa, Oklahoma 74172, no later than December 1, 2016.

OTHER MATTERS

Management does not know of any matters to be presented for action at the meeting other than those listed in the Notice of Meeting and referred to in this proxy statement. If any other matters properly come before the meeting, it is intended that the Proxy solicited hereby will be voted in accordance with the recommendations of the Board of Directors.

THE COMPANY MAKES AVAILABLE ITS PERIODIC AND CURRENT REPORTS, FREE OF CHARGE, ON ITS WEB SITE AS SOON AS REASONABLY PRACTICABLE AFTER SUCH MATERIAL IS ELECTRONICALLY FILED WITH, OR FURNISHED TO, THE SEC AT HTTP://WWW.BOKF.COM.

COPIES OF THE ANNUAL REPORT ON FORM 10-K AND OTHER DISCLOSURE STATEMENTS FOR BOK FINANCIAL CORPORATION MAY BE OBTAINED WITHOUT CHARGE TO THE SHAREHOLDERS BY WRITING TO THE CHIEF FINANCIAL OFFICER, BOK FINANCIAL CORPORATION, P. O. BOX 2300, TULSA, OKLAHOMA 74192, OR THROUGH THE INTERNET AT WWW.EMATERIALS.COM/BOKF OR VIA E-MAIL TO JCRIVELLI@BOKF.COM.

BOK Financial | 52

BOK FINANCIAL

BOK FINANCIAL CORPORATION
P.O. BOX 2300
TULSA, OK 74192
ATTN: JEANIE ABLETT

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BOKF2016**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M99779-P72262 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOK FINANCIAL CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Alan S. Armstrong
02) C. Fred Ball, Jr.
03) Sharon J. Bell
04) Peter C. Boylan, III
05) Steven G. Bradshaw
06) Chester E. Cadieux, III
07) Joseph W. Craft, III
08) John W. Gibson
09) David F. Griffin
10) V. Burns Hargis
11) Douglas D. Hawthorne
12) Kimberley D. Henry
13) E. Carey Joullian, IV
14) George B. Kaiser
15) Robert J. LaFortune
16) Stanley A. Lybarger
17) Steven J. Malcolm
18) E. C. Richards
19) Michael C. Turpen
20) R. A. Walker

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of the selection of Ernst & Young LLP as BOK Financial Corporation's independent auditors for the fiscal year ending December 31, 2016.	☐	☐	☐
3. Advisory vote to approve the compensation of the named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M99780-P72262

BOK FINANCIAL CORPORATION
Annual Meeting of Shareholders
April 26, 2016 2:00 PM CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Frederic Dorwart and Tamara Wagman, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of BOK FINANCIAL CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 2:00 PM, CDT on April 26, 2016, at www.virtualshareholdermeeting.com/BOKF2016 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is given, this proxy will be voted in accordance with the Board of Directors' recommendations unless you are voting shares held in the BOK Financial Thrift Plan (the "Plan"), in which case, if no direction is given for shares held in the Plan, such shares will be voted by the Trustee of the Plan in the same ratio as those shares credited to the accounts of the Plan members who give instructions to the Trustee.

Continued and to be signed on reverse side